                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT


                          Dated as of September 1, 2000


                                      among


                      VERITAS SOFTWARE GLOBAL CORPORATION,
                                  as Borrower,


                           THE VARIOUS PARTIES HERETO
                               FROM TIME TO TIME,
                                 as Guarantors,


                               ABN AMRO BANK N.V.,
                      as Administrative Agent for Lenders,


                           CREDIT SUISSE FIRST BOSTON,
                             as Documentation Agent,


                                       and


                       CREDIT LYONNAIS LOS ANGELES BRANCH,
                              as Syndication Agent


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

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
SECTION I INTERPRETATION...................................................................  1

        Section 1.1     Definitions........................................................  1
        Section 1.2     GAAP............................................................... 24
        Section 1.3     Time............................................................... 25
        Section 1.4     Construction....................................................... 25
        Section 1.5     Entire Agreement................................................... 25
        Section 1.6     Calculation of Interest and Fees................................... 25
        Section 1.7     Rules of Usage..................................................... 25

SECTION II CREDIT FACILITIES............................................................... 27

        Section 2.1     Facility........................................................... 27
        Section 2.2     Notice of Borrowing................................................ 28
        Section 2.3     Interest........................................................... 30
        Section 2.4     Purpose............................................................ 32
        Section 2.5     Commitment Reductions, Etc. ....................................... 33
        Section 2.6     Fees............................................................... 33
        Section 2.7     Prepayments........................................................ 34
        Section 2.8     Other Payment Terms................................................ 34
        Section 2.9     Loan Accounts; Notes............................................... 35
        Section 2.10    Loan Funding....................................................... 36
        Section 2.11    Pro Rata Treatment................................................. 37
        Section 2.12    Change of Circumstances............................................ 38
        Section 2.13    Taxes on Payments.................................................. 41
        Section 2.14    Funding Loss Indemnification....................................... 42
        Section 2.15    Replacement of Lenders............................................. 43

SECTION III CONDITIONS PRECEDENT........................................................... 43

        Section 3.1     Initial Conditions Precedent....................................... 43
        Section 3.2     Conditions Precedent to Term Loan Borrowing........................ 43
        Section 3.3     Conditions Precedent to Each Credit Event.......................... 44
        Section 3.4     Covenant to Deliver................................................ 44

SECTION IV REPRESENTATIONS AND WARRANTIES.................................................. 44

        Section 4.1     Representations and Warranties of the Credit Parties............... 44
        Section 4.2     Reaffirmation...................................................... 48

SECTION V COVENANTS........................................................................ 48

        Section 5.1     Affirmative Covenants.............................................. 48
        Section 5.2     Negative Covenants................................................. 55

SECTION VI DEFAULT......................................................................... 59

        Section 6.1     Events of Default.................................................. 59
        Section 6.2     Remedies........................................................... 62

SECTION VII AGENTS AND RELATIONS AMONG LENDERS............................................. 63

        Section 7.1     Appointment, Powers and Immunities of Administrative Agent......... 63
        Section 7.2     Reliance by Administrative Agent................................... 63
        Section 7.3     Defaults........................................................... 64
        Section 7.4     Indemnification.................................................... 64
        Section 7.5     Non-Reliance....................................................... 64
        Section 7.6     Resignation or Removal of Administrative Agent..................... 65
        Section 7.7     Administrative Agent in its Individual Capacity.................... 65

SECTION VIII MISCELLANEOUS................................................................. 66

        Section 8.1     Notices............................................................ 66
        Section 8.2     Expenses........................................................... 67
        Section 8.3     Indemnification.................................................... 67
        Section 8.4     Waivers; Amendments................................................ 68
        Section 8.5     Successors and Assigns............................................. 69
        Section 8.6     Setoff............................................................. 72
        Section 8.7     No Third Party Rights.............................................. 72
        Section 8.8     Partial Invalidity................................................. 72
        Section 8.9     Governing Law; Submission To Jurisdiction; Waiver Of Jury
                        Trial; Venue....................................................... 72
        Section 8.10    Confidentiality.................................................... 73
        Section 8.11    Counterparts....................................................... 74

SECTION IX GUARANTY........................................................................ 74

        Section 9.1     Guaranty of Payment and Performance................................ 74
        Section 9.2     Obligations Unconditional.......................................... 74
        Section 9.3     Modifications...................................................... 76
        Section 9.4     Waiver of Rights................................................... 77
        Section 9.5     Reinstatement...................................................... 77
        Section 9.6     Remedies........................................................... 77
        Section 9.7     Limitation of Guaranty............................................. 78
        Section 9.8     Payment of Amounts to the Administrative Agent..................... 78
        Section 9.9     Joinder Agreement Requirements..................................... 78

SCHEDULES

Schedule I            Lenders
Schedule 3.1          Initial Conditions Precedent
Schedule 4.1(e)       Litigation
Schedule 4.1(n)       Subsidiaries
Schedule 5.1(a)(iii)  Form of Officer's Compliance Certificate
Schedule 5.2(a)(ii)   Schedule of Indebtedness
Schedule 5.2(e)       Schedule of Insignificant Lines of Business
Schedule 5.2(f)       Schedule of Permitted Investments


EXHIBITS

Exhibit A             Form of Joinder Agreement
Exhibit B             Form of Notice of Revolving Loan Borrowing
Exhibit C             Form of Notice of Term Loan Borrowing
Exhibit D             Form of Notice of Interest Period Selection
Exhibit E             Form of Notice of Term Loan Conversion
Exhibit F             Form of Revolving Loan Note
Exhibit G             Form of Term Loan Note
Exhibit H             Form of Assignment Agreement
Exhibit I             Form of Officer's Certificate
Exhibit J             Form of Secretary's Certificate
Exhibit K             Form of Opinion of Counsel

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of September 1, 2000, is entered into by and among:

        (1) VERITAS SOFTWARE GLOBAL CORPORATION, a Delaware corporation ("Borrower");

        (2) Each of the various parties hereto from time to time as guarantors (such parties to be referred to herein individually as a "Guarantor" and collectively as "Guarantors");

        (3) Each of the financial institutions from time to time listed in
Schedule I hereto, as amended from time to time (such financial institutions to be referred to herein individually as a "Lender" and collectively as "Lenders");

        (4) CREDIT SUISSE FIRST BOSTON, as documentation agent (in such capacity, "Documentation Agent");

        (5) CREDIT LYONNAIS LOS ANGELES BRANCH, as syndication agent (in such capacity, "Syndication Agent"); and

        (6) ABN AMRO BANK N.V., as agent for Lenders (in such capacity, "Administrative Agent").

                                    RECITALS

        A. Borrower has requested Lenders to provide certain credit facilities to Borrower.

        B. Lenders are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                    SECTION I

                                 INTERPRETATION

        SECTION 1.1 DEFINITIONS. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

        "ABN AMRO" shall mean ABN AMRO Bank N.V.

        "ACCORD Evidence of Insurance" shall mean an ACCORD Evidence of Insurance or other similar evidence of insurance reasonably acceptable to the Administrative Agent.

        "Administrative Agent" shall have the meaning given to that term in clause (6) of the introductory paragraph hereof.

        "Administrative Agent's Fee Letter" shall mean the letter agreement dated as of [__________], 2000, between Borrower and Administrative Agent regarding certain fees payable by Borrower to Administrative Agent.

        "Affected Lender" shall have the meaning given to that term in Section 2.15.

        "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided, however, that in no case shall the Administrative Agent or any Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries for purposes of this Agreement.

        "Agreement" shall mean this Credit Agreement, as the same may be amended, restated, modified or otherwise supplemented from time to time.

        "Applicable Lending Office" shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans and Base Rate Portions, its Domestic Lending Office, and (b) in the case of its LIBOR Loans and LIBOR Portions, its Euro-Dollar Lending Office.

        "Applicable Percentage" shall mean for LIBOR Loans, Base Rate Loans and Commitment Fees, the appropriate applicable percentages corresponding to the Pricing Level in effect as of the most recent Calculation Date as shown below:

----------------------------------------------------------------------------------------
                                     Applicable        Applicable         Applicable
   Pricing        Leverage         Percentage for    Percentage for     Percentage for
    Level           Ratio           LIBOR Loans      Base Rate Loans    Commitment Fee
----------------------------------------------------------------------------------------
      I            </= .75             1.00%               0%                .20%
----------------------------------------------------------------------------------------
      II      >.75 but </= 1.50        1.125%              0%                .25%
----------------------------------------------------------------------------------------
     III     >1.50 but </= 2.00        1.25%               0%                .30%
----------------------------------------------------------------------------------------
      IV           > 2.00              1.50%               0%               .375%
----------------------------------------------------------------------------------------

        The Applicable Percentage for LIBOR Loans, Base Rate Loans and the Commitment Fees shall, in each case, be determined and adjusted on the date (the "Calculation Date") by which the compliance certificate is required to be delivered to the Administrative Agent in accordance with the provisions of
Section 5.1(a)(iii); provided, however, that (i) the Applicable Percentage from the Closing Date shall be based on Pricing Level III (as shown above) and shall


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

remain at Pricing Level III until the next occurring Calculation Date and, thereafter, the Pricing Level shall be determined as shown above, (ii) if the Borrower fails to provide the annual and quarterly compliance certificates required pursuant to Sections 5.1(a)(iii) to the Administrative Agent on or before such Calculation Date, the Applicable Percentage, in each case, from such Calculation Date shall be based on Pricing Level IV until such time that such compliance certificates are provided whereupon the Pricing Level shall be determined as specified herein and (iii) each Applicable Percentage determined pursuant to this definition shall be increased by two percent (2.00%) per annum on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is waived or cured in accordance with this Agreement. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing LIBOR Loans and Base Rate Loans as well as any new LIBOR Loans and Base Rate Loans made or issued.

        "Assignee Lender" shall have the meaning given to that term in Subsection 8.5(c).

        "Assignment" shall have the meaning given to that term in Subsection 8.5(c).

        "Assignment Agreement" shall have the meaning given to that term in Subsection 8.5(c).

        "Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

        "Assignor Lender" shall have the meaning given to that term in Subsection 8.5(c).

        "Base Rate" shall mean, on any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

        "Base Rate Loan" shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (i) of Subsection 2.3(a).

        "Base Rate Portion" shall mean, at any time, a Portion of the Term Loan Borrowing or a Term Loan, as the case may be, which then bears interest as provided in clause (i) of Subsection 2.4(a).

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

        "Borrower" shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

        "Borrowing" shall mean a Revolving Loan Borrowing or the Term Loan Borrowing.

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Illinois, California, New York or any other states from which the


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

Administrative Agent, any Lender or any Lender funds or engages in administrative activities with respect to the transactions under the Credit Documents are authorized or required by law to close; provided, however, that when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "Capital Adequacy Requirement" shall have the meaning given to that term in Subsection 2.12(d)

        "Capital Expenditures" shall mean all expenditures of the Credit Parties and their Consolidated Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capitalized Leases.

        "Capital Stock" shall mean any nonredeemable capital stock of any Credit Party or any of its Subsidiaries, whether common or preferred.

        "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

        "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

        "Change of Control" shall mean the occurrence of any of the following events (a) (i) the Parent shall fail to own directly or indirectly 100% of the outstanding Capital Stock of the Borrower, (ii) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) (other than SSI) shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, 30% or more of the outstanding voting stock of the Parent or (iii) SSI shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its acquisition of, control over, 45% or more of the outstanding voting stock of the Parent or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted either the board or the board of directors of the Parent, together with any new members of such board or board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Parent, was approved by a vote of a majority of the members of such board or board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of the Parent then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13(d)-3 of the Securities and Exchange Commission under the Securities Act of 1934.

        "Change of Law" shall have the meaning given to that term in Subsection 2.12(b).

        "Closing Date" shall mean the date, not later than September 1, 2000, on which all of the initial conditions precedent described in Section 3.1 and
Schedule 3.1 are met.

        "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

        "Commitment" shall mean, as to any Lender, the obligation of such Lender to make the portion of the Loans to the Borrower in an aggregate principal Dollar amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 or, if such amount is increased or reduced from time to time in accordance with the provisions of this Agreement, such Dollar amount as may be set forth for such Lender in the Register.

        "Commitment Fees" shall have the meaning given to that term in Subsection 2.6(b).

        "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

        "Contributed Companies" shall mean NSMG, Seagate Software Limited, a corporation formed under the laws of the United Kingdom, Seagate Software GmbH, a corporation formed under the laws of Germany, Seagate Software International Holdings Ltd., a limited liability company organized under the laws of the Cayman Islands and Seagate Software Storage Management Group, Inc., a Delaware corporation.

        "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414 of the Code.

        "Credit Documents" shall mean and include this Agreement, the Notes and the Administrative Agent's Fee Letter; all other documents, instruments and agreements delivered to Administrative Agent or any Lender pursuant to Section 3.1; and all other documents, instruments and agreements pursuant to the terms of this Agreement required to be delivered by Borrower or any of its Subsidiaries to Administrative Agent or any Lender in connection with this Agreement on or after the date of this Agreement.

        "Credit Event" shall mean the making of any Loan (other than the making of a Base Rate Loan solely to repay an existing Loan); the conversion of any Portion into a LIBOR Portion; or the selection of a new Interest Period for any LIBOR Loan or LIBOR Portion.

        "Credit Parties" shall mean the Borrower and each Guarantor.

        "Default" shall mean an Event of Default or any event, act or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

        "Defaulting Lender" shall mean a Lender which has failed to fund its portion of any Borrowing which it is required to fund under this Agreement.

        "Dollars" and "$" shall mean dollars in lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

        "Domestic Lending Office" shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Subsection 8.5(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Administrative Agent as the office at which such Lender's Base Rate Loans and Base Rate Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's Base Rate Loans and Base Rate Portions will thereafter be made.

        "Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

        "EBITDA" shall mean, for any period, with respect to the Credit Parties and their Consolidated Subsidiaries on a consolidated basis, without duplication, the sum of (a) Net Income for such period plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period, as determined in accordance with GAAP, (iii) all depreciation and amortization for such period, as determined in accordance with GAAP, and (iv) during any period within four years of the closing of any Permitted Acquisition or the Reorganization, all non-cash restructuring charges for such period taken in connection with such Permitted Acquisition or the Reorganization (excluding any non-cash charges that require an accrual or reserve for cash charges for any future period) minus (c) an amount equal to any software development expenses occurring during such period which have been classified as a capital expenditure.

        "Eligible Assignee" shall mean (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected, the Borrower, such approval not to be unreasonably withheld or delayed and such approval to be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

        "Employee Benefit Plan" shall mean a Plan or any "plan" as defined in
Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect from time to time.

        "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

        "Environmental Laws" shall mean any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

        "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

        "ERISA Affiliate" shall mean an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Consolidated Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Consolidated Subsidiaries and which is treated as a single employer under Sections 414(b),
(c), (m), or (o) of the Code.

        "Eurocurrency Reserve Requirement" shall mean for any day as applied to a LIBOR Loan or a LIBOR Portion, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

        "Euro-Dollar Lending Office" shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Subsection 8.5(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Administrative Agent as the office at which such Lender's LIBOR Loans and LIBOR Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's LIBOR Loans and LIBOR Portions will thereafter be made.

        "Event of Default" shall have the meaning given to that term in Section 6.1.

        "Facility" shall mean the credit facility provided to Borrower pursuant to Section 2.1.

        "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for the immediately preceding day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

        "Funded Indebtedness" shall mean, with respect to the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP on a consolidated basis, without duplication, (a) all obligations for borrowed money of the Borrower or any of its Consolidated Subsidiaries, (b) all obligations of the Borrower or any of its Consolidated Subsidiaries evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all purchase money Indebtedness of the Borrower or any of its Consolidated Subsidiaries, including without limitation the principal portion of all obligations under Capitalized Leases, (d) the maximum amount of all standby letters of credit issued or bankers' acceptance facilities created for the account of the Borrower or any of its Consolidated Subsidiaries and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which the Borrower or any of its Consolidated Subsidiaries is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (f) all Indebtedness of another Person of the type referred to in clauses (a) - (e) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on, or payable out of the proceeds of production from, property owned or acquired by the Borrower or any of its Consolidated Subsidiaries, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of the Borrower or any of its Consolidated Subsidiaries with respect to Indebtedness of the type referred to in clauses (a) - (e) above of another Person and (h) Indebtedness of the type referred to in clauses (a) - (e) above of any partnership or incorporated joint venture in which the Borrower or any of its Consolidated Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto.

        "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

        "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property or any portion thereof.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, the Federal Deposit Insurance Corporation, the Board, the Comptroller of the Currency, any central bank or any comparable authority.

        "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority which is made publicly available.

        "Granting Lender" shall have the meaning given to that term in Subsection 8.5(d).

        "Guarantors" shall mean the various parties to this Agreement from time to time, as guarantors of the Borrower with respect to the Credit Documents.

        "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

        "Hazardous Materials" shall mean any substance, material or waste defined in or as regulated under any Environmental Law.

        "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

        "Indebtedness" of a Person shall mean, without duplication, such
Person's:

               (a) obligations for borrowed money;

               (b) obligations representing the deferred purchase price of property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

               (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

               (d) obligations which are evidenced by notes, acceptances or other instruments;

               (e) Capitalized Lease obligations;

               (f) net liabilities under interest rate swap, exchange or cap agreements;

               (g) contingent obligations;

               (h) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made;

               (i) all Guaranty Obligations of such Person with respect to Indebtedness of another Person (obligations of a Person under an Operating Lease shall not be considered Indebtedness);

               (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed);

               (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration; and

               (l) the principal portion of all obligations of such Person under any synthetic, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

        "Interest Expenses" shall mean for any period, with respect to the Credit Parties and their Consolidated Subsidiaries, on a consolidated basis, all interest expense, including the interest component under Capitalized Leases, as determined in accordance with GAAP.

        "Interest Period" shall mean, with respect to any LIBOR Loan or LIBOR Portion, the time period selected by Borrower pursuant to Subsection 2.2(a), Subsection 2.2(b) or Subsection 2.3(c) which commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by Borrower pursuant to Subsection 2.3(b) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

        "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

        "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

        "Joinder Agreement" shall mean a joinder agreement, in the form of Exhibit A executed from time to time between a Material Domestic Subsidiary of any Credit Party and the Administrative Agent.

        "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

        "Lease" shall mean the Master Lease Agreement, dated on or about the Closing Date, between First Security Bank, National Association, not individually but solely as the Owner Trustee under VS Trust 2000-2, as lessor, and the Borrower, as lessee, as the same may be amended, restated, modified or otherwise supplemented from time to time.

        "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Borrower or any of its Subsidiaries, the Administrative Agent or any Lender and any that may relate to environmental requirements (including without limitation all

Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto.

        "Lenders" shall have the meaning given to that term in clause (2) of the introductory paragraph hereof.

        "Leverage Ratio" shall mean, as of the end of each fiscal quarter of the Borrower, with respect to the Credit Parties and their Consolidated Subsidiaries on a consolidated basis, the ratio of (a) Funded Indebtedness on such date to
(b) EBITDA for the twelve month period ending on such date.

        "LIBOR Loan" shall mean, at any time, a Revolving Loan, the rate of interest applicable to which is based upon the LIBOR Rate..

        "LIBOR Portion" shall mean, at any time, a Portion of the Term Loan, the rate of interest applicable to which is based upon the LIBOR Rate.

        "LIBOR Rate" shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans or any LIBOR Portion of the Term Loan Borrowing, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/100 of one percent) of:

               (a)    As elected by Borrower, either:

                      (i) The arithmetic mean (rounded upward if necessary to
               the nearest 1/16 of one percent) of the rates per annum appearing on Telerate Page 3750 (or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period (the "Telerate Page Rate"); or

                      (ii) The arithmetic mean (rounded upward if necessary to
               the nearest 1/16 of one percent) of the rates per annum at which Dollar deposits are offered to each of the Reference Banks in the London interbank market on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) in an amount substantially equal to such Reference Bank's LIBOR Loan or LIBOR Portion in such Borrowing and for a term comparable to such Interest Period (the "Reference Bank Rate");

               divided by

               (b) One minus the Eurocurrency Reserve Requirement for such Loans or Portion in effect from time to time.

If, for any reason, any Reference Banks do not provide Administrative Agent with rates pursuant to clause (a)(ii) after Borrower elects the Reference Bank Rate to determine the LIBOR Rate for any Interest Period, Administrative Agent shall calculate the Reference Bank Rate for such Interest Period based upon the rate or rates provided by the other Reference Banks or Reference Bank; provided, however, that, if no Reference Bank provides Administrative Agent with such a rate, Administrative Agent shall determine the LIBOR Rate for such Interest Period based upon the Telerate Page Rate. If, for any reason, the Telerate Page Rate is not available after Borrower elects the Telerate Page Rate to determine the LIBOR Rate for any Interest Period, Administrative Agent shall determine the LIBOR Rate for such Interest Period based upon the Reference Bank Rate. The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans and LIBOR Portions then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirement.

        "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

        "Loan" shall mean a Revolving Loan or Term Loan.

        "Loan Account" shall have the meaning given to that term in Subsection 2.9(a).

        "Majority Lenders" shall mean at any time, Lenders whose Proportionate Shares then exceed fifty percent (50%), except at any time any Lender is a Defaulting Lender. (For the purposes of determining "Majority Lenders" at any time any Lender is a Defaulting Lender, the "Proportionate Shares" of non-defaulting Lenders shall be determined excluding from the Total Commitment and the aggregate principal amount of all Term Loans, the aggregate amounts of the Defaulting Lenders' Commitments and Term Loans; and "Majority Lenders" shall mean non-defaulting Lenders whose Proportionate Shares as so determined then exceed fifty percent (50%).)

        "Margin Stock" shall have the meaning given to that term in Regulation U issued by the Board.

        "Material Adverse Effect" shall mean any event, circumstance, occurrence, fact, condition or change materially adversely affecting (a) the ability of the Credit Parties to pay or perform the Obligations in accordance with terms of this Agreement and the other Credit Documents, (b) the business, assets, properties, financial condition, operations, prospects or rights or interests of the Credit Parties, on a consolidated basis, which individually or in the aggregate has caused directly or indirectly Net Income for any fiscal quarter (plus, within four years of the closing of the Reorganization, to the extent deducted in the determination of Net Income for such fiscal quarter (x) non-cash charges taken in such fiscal quarter in connection with the Reorganization and (y) the write-down of goodwill taken in such fiscal quarter in connection with the Reorganization) to be less than zero, (c) the validity or enforceability of any Credit Documents or the rights and remedies of the Administrative Agent or the Lenders or (d) the validity, priority or enforceability of any Lien on the assets or any portion thereof of any Credit Party created by any of the Credit Documents.

        "Material Domestic Subsidiary" shall mean any Domestic Subsidiary which has either (i) for the fiscal year of such Domestic Subsidiary most recently ended, total annual revenues of at least $1,000,000 or (ii) total assets of at least $5,000,000; provided, that (a) the aggregate total assets (as determined in accordance with GAAP) at any time of all Domestic Subsidiaries of the Credit Parties (taken as a whole) that are excluded from this definition of "Material Domestic Subsidiary" and are not otherwise Guarantors shall not exceed $50,000,000 and (b) the aggregate annual revenues for the most recently ended fiscal years of all Domestic Subsidiaries of the Credit Parties (taken as a whole) that are excluded from this definition of "Material Domestic Subsidiary" and are not otherwise Guarantors shall not exceed $10,000,000.

        "Maturity" shall mean, with respect to any Loan, interest, fee or other amount payable by Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

        "Maturity Date" shall mean (a) with respect to the Revolving Loans, the Revolving Loan Maturity Date and (b) with respect to the Term Loans, the Term Loan Maturity Date.

        "Merger Sub" shall mean the newly formed, Wholly Owned Subsidiary of the Parent formed in connection with the Reorganization.

        "Milpitas Lease Financing" shall mean the transactions contemplated by the Milpitas Participation Agreement and the other Operative Agreements, as such term is defined in the Milpitas Participation Agreement.

        "Milpitas Participation Agreement" shall mean that certain Participation Agreement dated as of July 28, 2000, among the Borrower, the Guarantors, First Security Bank, N.A., as Owner Trustee under VS Trust 2000-2, the various banks and other lending institutions parties thereto from time to time, as lenders, the various banks and other lending institutions parties thereto from time to time, as holders of certificates issued with respect to VS Trust 2000-2, the Documentation Agent, the Syndication Agent and ABN AMRO, as Agent.

        "Minnesota Lease Financing" shall mean the transactions contemplated by the Minnesota Participation Agreement and the other Operative Agreements, as such term is defined in the Minnesota Participation Agreement.

        "Minnesota Participation Agreement" shall mean that certain Participation Agreement dated as of March 9, 2000 (as amended, restated, supplemented or otherwise modified from time to time) among VSC, the various parties thereto from time to time, as guarantors, First Security Bank, National Association, as Owner Trustee under the VS Trust 2000-1, the various banks and other lending institutions parties thereto from time to time, as lenders, the various banks and other lending institutions parties thereto from time to time, as holders of certificates issued with respect to the VS Trust 2000-1, and Bank of America, N.A., as agent.

        "Mountain View Lease Financing" shall mean the transactions contemplated by the Mountain View Participation Agreement and the other Operative Agreements, as such term is defined in the Mountain View Participation Agreement.

        "Mountain View Participation Agreement" shall mean that certain Participation Agreement dated as of April 23, 1999 (as amended, restated, supplemented or otherwise modified from time to time) among VSC, the various parties thereto from time to time, as guarantors, First Security Bank, National Association, as Owner Trustee under the VS Trust 1999-1, the various banks and other lending institutions parties thereto from time to time, as lenders, the various banks and other lending institutions parties thereto from time to time, as holders of certificates issued with respect to the VS Trust 1999-1, and Bank of America, N.A., as agent.

        "Multiemployer Plan" shall mean a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

        "Multiple Employer Plan" shall mean a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

        "Net Income" shall mean for any period, the net income after taxes for such period of the Credit Parties and their Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

        "Note" shall mean a Revolving Loan Note or a Term Loan Note.

        "Notice of Borrowing" shall mean a Notice of Revolving Loan Borrowing or the Notice of Term Loan Borrowing.

        "Notice of Interest Period Selection" shall have the meaning given to that term in Subsection 2.3(b).

        "Notice of Revolving Loan Borrowing" shall have the meaning given to that term in Subsection 2.2(a).

        "Notice of Term Loan Borrowing" shall have the meaning given to that term in Subsection 2.2(b).

        "Notice of Term Loan Conversion" shall have the meaning given to that term in Subsection 2.3(c).

        "NSMG" shall mean Seagate Software Network & Storage Management Group, Inc., a Delaware corporation.

        "NSMG Business" shall mean the business of the network software management group of SSI as set forth in the Reorganization Agreement.

        "Obligations" shall mean and include, with respect to Borrower, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to Administrative Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower hereunder or thereunder.

        "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

        "Operating Lease" shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capitalized Lease other than any such lease in which that Person is the lessor.

        "Parent" shall mean VERITAS Operating Corporation (formerly known as VERITAS Software Corporation), a Delaware corporation.

        "Participant" shall have the meaning given to that term in Subsection 8.5(b).

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

        "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Permitted Acquisition" shall mean a statutory merger, the acquisition of all of the Capital Stock of another Person or all or substantially all of the assets of another Person, provided that each of the following conditions are satisfied: (a) prior to such acquisition, the Borrower shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to such acquisition on a pro forma basis, as if such acquisition had occurred on the first day of the twelve month period ending on the last day of the

Borrower's most recently completed fiscal year, the Credit Parties would have been in compliance with all the financial covenants set forth in Section 5.1,
(b) the acquisition is consummated pursuant to a negotiated acquisition agreement and involves the purchase of a business similar to the business of the Credit Parties as of the Closing Date, (c) after giving effect to the acquisition, the representations and warranties set forth in Section 4.1 shall be true and correct in all material respects on and as of the date of such acquisition with the same effect as though made on and as of such date and (d) no Default exists and is continuing or would result from such acquisition.

        "Permitted Investments" shall mean Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by the Parent or any of its Consolidated Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(iii) Investments consisting of Capital Stock, obligations, securities or other property received by the Parent or any of its Consolidated Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 5.2(f); (v) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $5,000,000 in the aggregate at any one time outstanding for the Parent and its Consolidated Subsidiaries; (vi) Permitted Acquisitions; and (vii) Investments in any other Person, other than Permitted Acquisitions, provided that, in the event any particular Investment exceeds $20,000,000, such Investment shall only be permitted if each of the following conditions are satisfied: (a) after giving effect to the Investment, the representations and warranties set forth in
Section 4.1 shall be true and correct in all material respects on and as of the date of such Investment with the same effect as though made on and as such date,
(b) no Default would result from such Investment and (c) if reasonably requested by Administrative Agent, the Borrower shall have provided the Administrative Agent with satisfactory evidence demonstrating that after giving effect to any such Investment on a pro forma basis, as if such transaction had occurred on the last day of the Borrower's mostly recently completed fiscal quarter, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 5.1; and (viii) such other Investments as are reasonably acceptable to the Administrative Agent.

        "Permitted Liens" shall mean:

               (a) the respective rights and interests of the parties to the Credit Documents as provided in the Credit Documents;

               (b) the rights and interests of the parties to the Mountain View Lease Financing, as provided in the "Operative Agreements" set forth in the Mountain View Participation Agreement, provided that any such Lien attaches only to the property financed or leased and such Lien attaches concurrently or within ninety (90) days after the acquisition thereof;

               (c) the rights and interests of the parties to the Minnesota Lease Financing, as provided in the "Operative Agreements" set forth in the Minnesota Participation

        Agreement, provided that any such Lien attaches only to the property financed or leased and such Lien attaches concurrently or within ninety
        (90) days after the acquisition thereof;

               (d) the rights and interests of the parties to the Milpitas Lease Financing, as provided in the "Operative Agreements" set forth in the Milpitas Participation Agreement, provided that such Lien attaches only to the property financed or leased and any such Lien attaches concurrently or within ninety (90) days after the acquisition thereof;

               (e) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

               (f) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 5.1(e) and as permitted under the Mountain View Lease Financing, the Minnesota Lease Financing and the Milpitas Lease Financing;

               (g) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 5.1(e) and as permitted under the Mountain View Lease Financing, the Minnesota Lease Financing and the Milpitas Lease Financing;

               (h) Liens of any of the types referred to in clause (g) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Administrative Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

               (i) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 5.1(e) and as permitted under the Milpitas Lease Financing, the Mountain View Lease Financing and the Minnesota Lease Financing;

               (j) Liens in favor of municipalities to the extent permitted under the Milpitas Lease Financing, the Mountain View Lease Financing or the Minnesota Lease Financing;.

               (k) Liens permitted by the terms of the Milpitas Lease Financing, the Mountain View Lease Financing and the Minnesota Lease Financing, in each case as in effect on the Closing Date without giving effect to any subsequent amendments or modifications thereto; and

               (l) Such other additional matters as may be approved in writing by the Administrative Agent.

        "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

        "Plan" shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower or any of its Consolidated Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

        "Portion" shall mean a portion of the principal amount of the Term Loan Borrowing or a Term Loan. The Term Loan Borrowing shall consist of one or more Portions, and each Term Loan comprising the Term Loan Borrowing shall consist of the same number of Portions, with each such Term Loan Portion corresponding pro rata to a Term Loan Borrowing Portion. Any reference to a Portion of the Term Loan Borrowing shall include the corresponding Portion of each Term Loan comprising the Term Loan Borrowing.

        "Prime Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. The Prime Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Administrative Agent changes.

        "Pro Forma Compliance Certificate" shall mean a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent in connection with any Permitted Acquisition and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a pro forma basis, of the financial covenants set forth in Section 5.1.

        "Proportionate Share" shall mean:

               (a) With respect to any Lender at any time prior to the termination of the Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender's Commitment at such time to (ii) the Total Commitment at such time; and

               (b) With respect to any Lender at any time after the termination of the Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the aggregate principal amount of such Lender's Loans outstanding at such time to (ii) the sum of the aggregate principal amount of all Loans outstanding at such time.

        "Quick Ratio" shall mean, with respect to the Credit Parties and their Consolidated Subsidiaries on a consolidated basis as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) cash and Cash Equivalents on such date plus (ii) the net book value of all accounts receivable on such date to (b) the sum of (i) current liabilities on such date, as determined in accordance with GAAP plus (ii) Operating Lease commitments on such date, as determined in accordance with GAAP plus (iii) the principal balance outstanding of the Indebtedness permitted under Section 5.2(a)(iv) on such date.

        "Real Properties" shall mean the real properties that the Borrower or any Consolidated Subsidiary may own or lease (as lessee or sublessee) from third parties from time to time.

        "Reference Bank Rate" shall have the meaning given to that term in clause (a)(ii) of the definition of "LIBOR Rate" in Section 1.1.

        "Reference Banks" shall mean ABN AMRO Bank, Fleet Boston and Credit Lyonnais.

        "Register" shall have the meaning given to that term in Subsection
8.5(d).

        "Regulation D" shall mean Regulation D of the Board, as the same may be modified and supplemented and in effect from time to time.

        "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

        "Reorganization" shall mean that certain plan of reorganization described in Section 1 of the Reorganization Agreement whereby (i) the Borrower became a Wholly Owned Subsidiary of the Parent and each share of Capital Stock of the Borrower was converted into one share of Capital Stock of the Parent and
(ii) each of the Contributed Companies became a Wholly-Owned Subsidiary of the Parent.

        "Reorganization Agreement" shall mean that certain Agreement and Plan of Reorganization dated as of October 5, 1998 by and among VSC, the Parent, Seagate Technology, Inc., SSI and Seagate Software Network & Storage Management Group, Inc.

        "Replacement Lender" shall have the meaning given to that term in
Section 2.15.

        "Reportable Event" shall have the meaning specified in ERISA.

        "Required Lenders" shall mean, at any time, Lenders whose Proportionate Shares then equal or exceed sixty-six and two-thirds percent (66 2/3%), except at any time any Lender is a Defaulting Lender. (For the purposes of determining "Required Lenders" at any time any Lender is a Defaulting Lender, the "Proportionate Shares" of non-defaulting Lenders shall be determined excluding from the Total Commitment and the aggregate principal amount of all Term Loans the aggregate amounts of the Defaulting Lenders' Commitments and Term Loans).

        "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

        "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Consolidated Subsidiaries, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving the Borrower or any of its Consolidated Subsidiaries), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of the Borrower or any of its Consolidated Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Consolidated Subsidiaries, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Consolidated Subsidiaries, now or hereafter outstanding.

        "Revolving Loan" shall have the meaning given to that term in Subsection 2.1(a).

        "Revolving Loan Borrowing" shall mean a borrowing by Borrower consisting of the Revolving Loans made by each of the Lenders on the same date and of the same Type pursuant to a single Notice of Revolving Loan Borrowing.

        "Revolving Loan Maturity Date" shall mean, subject to the terms of Subsection 2.1(a)(ii), the date 364 days after the date of this Agreement.

        "Revolving Loan Note" shall have the meaning given to that term in Subsection 2.9(b).

        "SSI" shall mean Seagate Software, Inc., a Delaware corporation.

        "Subordinated Debt" shall mean (a) the $100,000,000 5_% Convertible Subordinated Notes due November 1, 2004 issued by the Borrower pursuant to that certain Indenture dated on or about October 1, 1997 between the Borrower and State Street Bank and Trust Company of California, N.A., as trustee, and (b) the $456,000,000 1.856% Convertible Subordinated Notes due August 13, 2006 issued by VERITAS Software Corporation and VERITAS Operating Corporation pursuant to that certain Indenture dated on or about August 13, 1999 between VERITAS Software Corporation, VERITAS Operating Corporation and State Street Bank and Trust Company of California, N.A., as trustee.

        "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one (1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

        "Taxes" shall have the meaning given to that term in Subsection 2.13(a).

        "Telerate Page Rate" shall have the meaning given to that term in clause
(a)(i) of the definition of "LIBOR Rate" in Section 1.1.

        "Term Loan" shall have the meaning given to that term in Subsection 2.1(b).

        "Term Loan Borrowing" shall mean the borrowing by Borrower consisting of the Term Loans made by each of the Lenders on the Revolving Loan Maturity Date pursuant to the Notice of Term Loan Borrowing.

        "Term Loan Maturity Date" shall mean the date one year after the Revolving Loan Maturity Date.

        "Term Loan Note" shall have the meaning given to that term in Subsection 2.9(c).

        "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

        "Total Commitment" shall mean, at any time, the sum at such time of the Lenders' Commitments.

        "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau or instrumentality of a governmental body.

        "Type" shall mean, as to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.

        "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

        "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

        "Unused" shall mean, with respect to the Commitment at any time, the remainder of (i) the Total Commitment at such time minus (ii) the aggregate principal amount of all Revolving Loans outstanding at such time.

        "VSC" shall mean VERITAS Software Corporation (formerly known as VERITAS Holding Corporation and including for all purposes VERITAS Surviving Corporation), a Delaware corporation, and its successors and permitted assigns.

        "Wholly Owned Subsidiary" of any Person shall mean any Subsidiary 100% of whose voting stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

        SECTION 1.2 GAAP. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement and the other Credit Documents shall (except as otherwise expressly provided herein or therein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 5.1(a) (or, prior to the delivery of the first such financial statements, consistent with the financial statements as at March 31, 2000); provided, however, if (a) the Credit Parties shall reasonably object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Majority Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

        Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 5.1(o) so long as the Borrower shall have provided the Administrative Agent with a Pro Forma Compliance Certificate with respect to any Permitted Acquisition, income statement items (whether positive or negative) attributable to the property acquired in such Permitted Acquisition and any Indebtedness incurred by the applicable Credit Parties in order to consummate such Permitted Acquisition shall be included to the extent relating to any period applicable in such calculations occurring after the date of such Permitted Acquisition (and, notwithstanding the foregoing, during the first four fiscal quarters following the date of such Permitted Acquisition, such Permitted Acquisition and any Indebtedness incurred by the applicable Credit Parties in order to consummate such Permitted Acquisition (A) shall be deemed to have occurred on the first day of the four fiscal quarter period immediately preceding the date of such Permitted Acquisition and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

        SECTION 1.3 TIME. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

        SECTION 1.4 CONSTRUCTION. Each of the parties to the Credit Documents and their counsel have reviewed and revised, or requested revisions to, the Credit Documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Credit Documents and any amendments or exhibits thereto.

        SECTION 1.5 ENTIRE AGREEMENT. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrower, Lenders and Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (including the commitment letter dated as of [MAY 16], 2000, between Borrower and ABN AMRO but excluding the Administrative Agent's Fee Letter).

        SECTION 1.6 CALCULATION OF INTEREST AND FEES. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan or Portion bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

        SECTION 1.7 RULES OF USAGE. The following rules of usage shall apply to this Agreement and the other Credit Documents (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

               (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

               (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

               (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

               (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

               (e) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

               (f) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

               (g) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

               (h) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

               (i) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby.

               (j) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

                                   SECTION II

                                CREDIT FACILITIES

        SECTION 2.1   FACILITY.

               (a)    Revolving Loans.

                             (i) Availability. Subject to the terms and
               conditions of this Agreement, each Lender severally agrees to advance to Borrower from time to time during the period beginning on the Closing Date and ending on the Revolving Loan Maturity Date such revolving loans as Borrower may request (individually, a "Revolving Loan"); provided, however, that:

                                    (A) The aggregate principal amount of all
                      Revolving Loans made by each Lender at any time outstanding shall not exceed such Lender's Commitment at such time; and

                                    (B) The aggregate principal amount of all
                      Revolving Loans made by all Lenders at any time outstanding shall not exceed the Total Commitment at such time.

               All Revolving Loans shall be made on a pro rata basis by Lenders in accordance with their respective Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender's Proportionate Share of such Borrowing. Except as otherwise provided herein, Borrower may borrow, repay (without premium or penalty) and reborrow Revolving Loans until the Revolving Loan Maturity Date.

                             (ii) Renewal Term. The Borrower may give the
               Administrative Agent written notice (a "Renewal Request") on or before June 5, 2001 requesting that the Lenders renew their Commitments for an additional 364-day period (the "Renewal Term") commencing upon the first day after the initial Revolving Loan Maturity Date. Upon receipt of the Renewal Request, the Administrative Agent shall promptly deliver a copy thereof to each Lender. On or before June 20, 2001 (the "Renewal Reply Date"), each Lender shall notify the Administrative Agent in writing whether it elects, in its sole and absolute discretion, to renew its Commitment for such future Renewal Term. If any Lender fails to make such an election (which failure shall be deemed to have occurred upon failure of such Lender to give such notice by the Renewal Reply Date), or if any Lender notifies the Administrative Agent that it does not elect to so renew and extend its Commitment, the Commitments, subject to Subsection 2.1(b), shall terminate on the initial Revolving Loan Maturity Date. Within fifteen (15) days after the Renewal Reply Date, the Administrative Agent will notify the Borrower in writing if the Lenders elect to accept the Renewal Request. Notwithstanding anything contained in this Agreement to the contrary, there shall only be one Renewal Term.

                             (iii) Repayment. Unless Borrower converts all
               Revolving Loans outstanding on the Revolving Loan Maturity Date into term loans pursuant to Subsection 2.1(b), Borrower shall repay the outstanding principal amount of all Revolving Loans on such date.

               (b)    Term Loans.

                             (i) Availability. Subject to the terms and
               conditions of this Agreement, each Lender severally agrees, if so requested by Borrower, to advance to Borrower on the Revolving Loan Maturity Date a term loan under (individually, a "Term Loan") by converting all Revolving Loans made by such Lender and outstanding on such date into a term loan; provided, however, that:

                                    (A) The aggregate principal amount of the
                      Term Loan made by each Lender shall not exceed such Lender's Commitment on the Revolving Loan Maturity Date; and

                                    (B) The aggregate principal amount of all
                      Term Loans made by all Lenders shall not exceed the Total Commitment on the Revolving Loan Maturity Date.

               The Term Loans shall be made on a pro rata basis by Lenders in accordance with their respective Proportionate Shares, with the Term Loan Borrowing to be comprised of a Term Loan by each Lender equal to such Lender's Proportionate Share of such Borrowing. Borrower may not reborrow the principal amount of a Term Loan after any prepayment or repayment thereof.

                             (ii) Repayment. To the extent not fully repaid by
               prepayment prior thereto, Borrower shall repay the principal amount of the Term Loans in full in a single installment payable on the Term Loan Maturity Date.

        SECTION 2.2   NOTICE OF BORROWING.

               (a) Notice of Revolving Loan Borrowing. Borrower shall request each Revolving Loan Borrowing by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit B, appropriately completed (a "Notice of Revolving Loan Borrowing"), which specifies, among other things:

                             (i) The date of the requested Revolving Loan Borrowing, which shall be a Business Day;

                             (ii) The principal amount of the requested
               Revolving Loan Borrowing, which shall be in the amount of (A) $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of a Borrowing consisting of Base Rate Loans; or (B) $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Borrowing consisting of LIBOR Loans;

                             (iii)  Whether the requested Revolving Loan
               Borrowing is to consist of Base Rate Loans or LIBOR Loans;

                             (iv) If the requested Revolving Loan Borrowing is
               to consist of LIBOR Loans, the initial Interest Period selected by Borrower for such LIBOR Loans in accordance with Subsection 2.3(b); and

                             (v) If the requested Revolving Loan Borrowing is to
               consist of LIBOR Loans, whether the initial LIBOR Rate is to be based upon the Telerate Page Rate or the Reference Bank Rate;

provided, however, that all Revolving Loan Borrowings made during the period commencing on the date of this Agreement and ending three (3) Business Days thereafter shall consist solely of Base Rate Loans. Borrower shall give each Notice of Revolving Loan Borrowing to Administrative Agent at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and at least one
(1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans. Each Notice of Revolving Loan Borrowing shall be delivered by first-class mail or facsimile to Administrative Agent at the office or facsimile number and during the hours specified in Section 8.1; provided, however, that (A) Borrower shall promptly deliver to Administrative Agent the original of any Notice of Revolving Loan Borrowing initially delivered by facsimile and (B) in the case of any outstanding Revolving Loan Borrowing which is being rolled over in the same principal amount, Borrower may deliver such Notice of Revolving Loan Borrowing electronically, with a digital signature, to the email address of Administrative Agent. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Revolving Loan Borrowing.

               (b) Notice of Term Loan Borrowing. Borrower shall request the Term Loan Borrowing by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit C, appropriately completed (the "Notice of Term Loan Borrowing"), which specifies, among other things:

                             (i)    The principal amount of the Term Loan
               Borrowing;

                             (ii) (A) The principal portion of the Term Loan Borrowing which is to be a Base Rate Portion and (B) the principal portion(s) of the Term Loan Borrowing which is (are) to be a LIBOR Portion(s);

                             (iii) If any portion of the Term Loan Borrowing is initially to be a LIBOR Portion, the initial Interest Period selected by Borrower for each such LIBOR Portion in accordance with Subsection 2.3(b); and

                             (iv) If any portion of the Term Loan Borrowing is initially to be a LIBOR Portion, whether the initial LIBOR Rate for such Portion is to be based upon the Telerate Page Rate or the Reference Bank Rate.

        Borrower shall give the Notice of Term Loan Borrowing to Administrative Agent at least five (5) Business Days before the Revolving Loan Maturity Date. The Notice of Term Loan Borrowing shall be delivered by first-class mail or facsimile to Administrative Agent at the office or facsimile number and during the hours specified in Section 8.1; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of the Notice of Term Loan Borrowing if initially delivered by facsimile. Administrative Agent shall promptly notify each Lender of the contents of the Notice of Term Loan Borrowing.

        SECTION 2.3   INTEREST.

               (a) Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the Maturity thereof, at one of the following rates per annum:

                             (i) During such periods as any Revolving Loan is a
               Base Rate Loan or any Portion of a Term Loan is a Base Rate Portion, at a rate per annum on such Loan or Portion equal to the Base Rate plus the Applicable Percentage therefor, such rate to change from time to time as the Applicable Percentage or Base Rate shall change; and

                             (ii) During such periods as any Revolving Loan is
               a LIBOR Loan or any Portion of a Term Loan is a LIBOR Portion, at a rate per annum on such Loan or Portion equal at all times during each Interest Period for such Loan or Portion to the LIBOR Rate for such Interest Period plus the Applicable Percentage therefor, such rate to change from time to time during such Interest Period as the Applicable Percentage shall change.

All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to Maturity, bear interest at one, and only one, of the above rates. The number of Revolving Loan Borrowings consisting of LIBOR Loans shall not exceed five (5) at any time. Each Base Rate Portion of the Term Loan Borrowing shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and each LIBOR Portion of the Term Loan Borrowing shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. The number of LIBOR Portions of the Term Loan Borrowing shall not exceed five (5) at any time.

               (b)    LIBOR Loan and LIBOR Portion Interest Periods.

                             (i) The initial and each subsequent Interest Period selected by Borrower for a Revolving Loan Borrowing consisting of LIBOR Loans or a

               LIBOR Portion of the Term Loan Borrowing shall be one (1), two
               (2), three (3), six (6), nine (9) or twelve (12) months; provided, however, that (A) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (C) no Interest Period shall end after the applicable Maturity Date.

                             (ii) Borrower shall notify Administrative Agent by an irrevocable written notice in the form of Exhibit D, appropriately completed (a "Notice of Interest Period Selection"), at least three (3) Business Days prior to the last day of each Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of the Term Loan Borrowing of the Interest Period selected by Borrower for the next succeeding Interest Period for such LIBOR Loans or LIBOR Portion and whether the LIBOR Rate for such Interest Period is to be based upon the Telerate Page Rate or the Reference Bank Rate. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Section 8.1; provided, however, that (A) Borrower shall promptly deliver to Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile and (B) in the case of any Notice of Interest Period Selection for any outstanding Revolving Loan Borrowing consisting of LIBOR Loans or any outstanding LIBOR Portion of the Term Loan Borrowing which is being rolled over in the same principal amount, Borrower may deliver such Notice of Interest Period Selection electronically, with a digital signature, to the email address of Administrative Agent. If Borrower fails to notify Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of the Term Loan Borrowing in accordance with this Subsection 2.3(b), such LIBOR Loans or LIBOR Portion shall automatically continue as LIBOR Loans or a LIBOR Portion of the Term Loan Borrowing, as the case may be, having an Interest Period of one (1) month on the last day of the current Interest Period therefor. If Borrower fails to notify Administrative Agent whether the LIBOR Rate for any Interest Period is to be based upon the Telerate Page Rate or the Reference Bank Rate, the LIBOR Rate for such Interest Period shall automatically be based upon the Telerate Page Rate.

               (c) Conversion of Term Loan Portions. Borrower may convert any Portion of the Term Loan Borrowing from one Type of Portion into another Type; provided, however, that Borrower shall be liable for any breakage costs arising from any conversion of a LIBOR Portion into a Base Rate Portion prior to the last day of an Interest Period for such LIBOR Portion. Borrower shall request such a conversion by an irrevocable written notice to Administrative

Agent in the form of Exhibit E, appropriately completed (a "Notice of Term Loan Conversion"), which specifies, among other things:

                             (i) The Portion of the Term Loan Borrowing which is to be converted;

                             (ii) The amount and Type of each Portion of the Term Loan Borrowing into which it is to be converted;

                             (iii) If any Portion of the Term Loan Borrowing is to be converted into a LIBOR Portion, the initial Interest Period selected by Borrower for such Portion in accordance with Subsection 2.3(b);

                             (iv) If any Portion of the Term Loan Borrowing is to be converted into a LIBOR Portion, whether the initial LIBOR Rate for such Portion is to be based upon the Telerate Page Rate or the Reference Bank Rate (provided that Borrower's failure to so specify shall be deemed Borrower's selection of Telerate Page
               Rate); and

                             (v) The date of the requested conversion, which shall be a Business Day.

Borrower shall give each Notice of Term Loan Conversion to Administrative Agent at least three (3) Business Days before the date of the requested conversion. Each Notice of Term Loan Conversion shall be delivered by first-class mail or facsimile to Administrative Agent at the office or to the facsimile number and during the hours specified in Section 8.1; provided, however, that (A) Borrower shall promptly deliver to Administrative Agent the original of any Notice of Term Loan Conversion initially delivered by facsimile and (B) in the case of any Notice of Term Loan Conversion for any outstanding Portion of the Term Loan Borrowing which is being rolled over into another Type of Portion in the same principal amount, Borrower may deliver such Notice of Term Loan Conversion electronically, with a digital signature, to the email address of Administrative Agent. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Term Loan Conversion.

               (d) Scheduled Interest Payments. Borrower shall pay accrued interest on the unpaid principal amount of each Loan in arrears (i) in the case of a Base Rate Loan or Base Rate Portion, on the first day in each January, April, July and October (commencing October 1, 2000), (ii) in the case of a LIBOR Loan or LIBOR Portion, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three
(3) months); and (iii) in the case of all Loans, upon prepayment (to the extent thereof) and at Maturity.

        SECTION 2.4 PURPOSE. Borrower shall use the proceeds of the Revolving Loans for Borrower's working capital and other general corporate purposes (including, without limitation, Permitted Acquisitions and to repurchase shares of its common stock permitted hereby).

Borrower shall use the proceeds of the Term Loans solely to repay the Revolving Loans on the Revolving Loan Maturity Date.

        SECTION 2.5   COMMITMENT REDUCTIONS, ETC.

               (a) Reduction or Termination of Commitments. Borrower may, upon five (5) Business Days written notice to Administrative Agent, permanently reduce the Total Commitment by the amount of Five Million Dollars ($5,000,000) or an integral multiple thereof or terminate the Total Commitment in its entirety; provided, however, that:

                             (i) Borrower may not reduce the Total Commitment prior to the Revolving Loan Maturity Date, if, after giving effect to such reduction, the aggregate principal amount of all Revolving Loans then outstanding would exceed the Total Commitment; and

                             (ii)   Borrower may not terminate the Total
               Commitment prior to the Revolving Loan Maturity Date, if, after giving effect to such termination, any Revolving Loan would then remain outstanding.

Unless sooner terminated pursuant to this Agreement, the Commitments shall terminate on the Revolving Loan Maturity Date.

               (b) Effect of Commitment Reductions. From the effective date of any reduction of the Total Commitment, the Commitment Fees payable pursuant to Subsection 2.6(b) shall be computed on the basis of the Total Commitment as so reduced. Once reduced or cancelled, the Total Commitment may not be increased or reinstated without the prior written consent of all applicable Lenders. Any reduction of the Total Commitment pursuant to Subsection 2.5(a) shall be applied ratably to reduce each Lender's Commitment in accordance with clause (ii) of Subsection 2.11(a).

        SECTION 2.6   FEES.

               (a) Administrative Agent's Fee. Borrower shall pay to Administrative Agent, for its own account, agent's fees and other compensation in the amounts and at the times set forth in the Administrative Agent's Fee Letter.

               (b) Commitment Fees. Borrower shall pay to Administrative Agent for the ratable benefit of the Lenders as provided in clause (vi) of Subsection 2.11(a), commitment fees (the "Commitment Fees") equal to the Applicable Percentage of the daily average Unused amount of the Total Commitment for the period beginning on the date of this Agreement and ending on the Revolving Loan Maturity Date.

Borrower shall pay the Commitment Fees in arrears on the first day in each January, April, July and October (commencing October 1, 2000) and on the Revolving Loan Maturity Date (or if the Total Commitment is cancelled on a date prior to the Revolving Loan Maturity on such prior date).

        SECTION 2.7   PREPAYMENTS.

               (a) Terms of all Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Subsection 2.7(b), a mandatory prepayment required by Subsection 2.7(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), Borrower shall pay to the Lender that made such Loan (i) all accrued interest to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a LIBOR Loan or of a LIBOR Portion on a day other than the last day of an Interest Period for such LIBOR Loan or such LIBOR Portion, all amounts payable to such Lender pursuant to Section 2.14.

               (b) Optional Prepayments. At its option, Borrower may, upon one (1) Business Day notice to Administrative Agent in the case of Base Rate Loans or Base Rate Portions or three (3) Business Days notice to Administrative Agent in the case of LIBOR Loans or LIBOR Portions, prepay the Loans in any Borrowing in part, in an aggregate principal amount of $2,500,000 or more, or in whole.

               (c) Mandatory Prepayments. If, at any time, the aggregate principal amount of all Revolving Loans then outstanding exceeds the Total Commitment at such time, Borrower shall immediately prepay Revolving Loans in an aggregate principal amount equal to such excess.

               (d) Application of Term Loan Prepayments. All Term Loan prepayments shall, to the extent possible, be first applied to prepay Base Rate Portions and then if any funds remain, to prepay LIBOR Portions.

        SECTION 2.8   OTHER PAYMENT TERMS.

               (a) Place and Manner. Borrower shall make all payments due to each Lender or Administrative Agent hereunder by payments to Administrative Agent at Administrative Agent's office located at the address specified in
Section 8.1, with each payment due to a Lender to be for the account of such Lender and such Lender's Applicable Lending Office. Borrower shall make all payments hereunder (including prepayments) without set-off or counter-claim in lawful money of the United States and in same day or immediately available funds not later than 10:00 a.m. (San Francisco, California time) on the date due. Administrative Agent shall promptly disburse to each Lender each payment received by Administrative Agent for the account of such Lender.

               (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

               (c) Late Payments. If any amount required to be paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on any Loan, any fee or other amount) remains unpaid after such amount is due, Borrower shall pay interest on the aggregate, outstanding balance of such amount from the date due until such amount is paid in full at a per annum rate equal to the Base Rate plus two percent (2.00%) per annum, such rate to change from time to time as the Base Rate shall change.

               (d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans.

               (e) Failure to Pay Administrative Agent. Unless Administrative Agent shall have received notice from Borrower at least one (1) Business Day prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Administrative Agent shall be entitled to assume that Borrower has made or will make such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be paid to Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, each such Lender shall repay to Administrative Agent forthwith on demand such portion of the amount distributed to such Lender as was not received from Borrower together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays the amount required to be returned to Administrative Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Subsection 2.8(e) shall constitute prima facie evidence of such amount.

        SECTION 2.9   LOAN ACCOUNTS; NOTES.

               (a) Loan Accounts. The obligation of Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a "Loan Account"), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Subsection 2.9(b) and Subsection 2.9(c). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and each Portion thereof and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan and LIBOR Portion, (iv) the date and amount of each principal and interest payment on each Loan and Portion and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect Borrower's Obligations. The Loan Accounts shall constitute prima facie evidence of the matters noted therein.

               (b) Revolving Loan Notes. If any Lender so requests, such Lender's Revolving Loans shall be evidenced by promissory notes in the form of Exhibit F (individually, a "Revolving Loan Note") which notes shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender's Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. Borrower authorizes each Lender to record on the schedule annexed to such Lender's applicable Revolving Loan Note the date and amount of each applicable Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by Borrower, and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect Borrower's Obligations. Borrower further authorizes each Lender to attach to and make a part of such Lender's Revolving Loan Notes continuations of the schedule attached thereto as necessary.

               (c) Term Loan Notes. If any Lender so requests, such Lender's Term Loan shall be evidenced by a promissory note in the form of Exhibit G (individually, a "Term Loan Note") which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender's Term Loan, (iii) dated the Revolving Loan Maturity Date and (iv) otherwise appropriately completed.

        SECTION 2.10  LOAN FUNDING.

               (a) Lender Funding and Disbursement to Borrower. Each Lender shall, before 10:00 a.m. (San Francisco, California time) on the date of each Borrowing, make available to Administrative Agent at Administrative Agent's office specified in Section 8.1, in same day or immediately available funds, such Lender's applicable Proportionate Share of such Borrowing. After Administrative Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Section III, Administrative Agent shall promptly disburse such funds to Borrower in same day or immediately available funds. Administrative Agent shall disburse the proceeds of each Revolving Loan Borrowing by disbursement to the account or accounts specified in the applicable Notice of Borrowing. The proceeds of the Term Loan Borrowing shall be applied to repay the Revolving Loans and shall be disbursed directly to Lenders.

               (b) Lender Failure to Fund. Unless Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to Administrative Agent such Lender's applicable Proportionate Share of such Borrowing, Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to Administrative Agent on the date of such Borrowing in accordance with Subsection 2.10(a), and Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to Borrower a corresponding amount. If any Lender does not make the amount of its applicable Proportionate Share of any Borrowing available to Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to Administrative Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Borrowing through the third Business Day thereafter and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of

Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Subsection 2.10(b) shall constitute prima facie evidence of such amount. If the amount of any Lender's applicable Proportionate Share of any Borrowing is not paid to Administrative Agent by such Lender within three
(3) Business Days after the date of such Borrowing, Borrower shall repay such amount to Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to Borrower until the date such amount is repaid to Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

               (c) Lenders' Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing, but no Lender shall be obligated in any way to make any Loan which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing.

        SECTION 2.11  PRO RATA TREATMENT.

               (a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

                             (i)    Each Borrowing under the Facility and
               reduction of the Total Commitment shall be made or shared among Lenders pro rata according to their respective Proportionate Shares;

                             (ii) Each payment of principal on Loans in any Borrowing shall be shared among Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

                             (iii) Each payment of interest on Loans in any Borrowing shall be shared among Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

                             (iv) Each payment of Commitment Fees shall be shared among Lenders (except for Defaulting Lenders) pro rata according to (A) their respective Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

                             (v)    Each payment of interest (other than
               interest on Loans) shall be shared among Lenders and Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and Administrative Agent; and

                             (vi) All other payments under this Agreement and the other Credit Documents shall be for the benefit of the Person or Persons specified.

               (b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Subsection 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

        SECTION 2.12  CHANGE OF CIRCUMSTANCES.

(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan or LIBOR Portion, (i) any Lender shall advise Administrative Agent that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) Majority Lenders shall advise Administrative Agent that the rate of interest for such Loan or Portion, as the case may be, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such LIBOR Loan or LIBOR Portion, Administrative Agent shall immediately give notice of such condition to Borrower and the other Lenders. After the giving of any such notice and until Administrative Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions shall be suspended. Any LIBOR Loans or LIBOR Portions outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans or LIBOR Portions into Base Rate Loans or Base Rate Portions, as the case may be, unless such suspension has then ended.

               (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan or LIBOR Portion, such Lender shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (i) Borrower's right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions shall be terminated, and Borrower shall, at the request of such Lender, (A) repay any outstanding LIBOR Loans or convert any outstanding LIBOR Portions into Base Rate Loans at the end of the current Interest Period for such LIBOR Loans or LIBOR Portions or (B) immediately repay or convert any such LIBOR Loans or LIBOR Portions if such Lender shall notify Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans or LIBOR Portions. Any conversion or prepayment of LIBOR Loans or LIBOR Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans or LIBOR Portions shall be deemed a prepayment thereof for purposes of Section 2.14. After any Lender notifies Administrative Agent and Borrower of such a Change of Law and until such Lender notifies Administrative Agent and Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan or LIBOR Portion, all Revolving Loans and all Portions of the Term Loan of such Lender shall be Base Rate Loans and Base Rate Portions, respectively.

               (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

                             (i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan or LIBOR Portion, or shall change the basis of taxation of payments by Borrower to any Lender on such a LIBOR Loan or LIBOR Portion or in respect to such a LIBOR Loan or LIBOR Portion under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

                             (ii) Shall impose, modify or hold applicable any reserve (excluding any Eurocurrency Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans or Portions), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan or LIBOR Portion; or

                             (iii)  Shall impose on any Lender any other
               condition related to any LIBOR Loan or LIBOR Portion or such Lender's Commitments;

And the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or LIBOR Portion or its Commitments or to reduce any amount receivable by such Lender hereunder; then Borrower shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts; provided, however, that Borrower shall have no obligation to make any payment to any demanding party under this Subsection 2.12(c) on account of any such increased costs or reduced amounts unless Borrower receives notice of such increased costs or reduced amounts from the demanding party within six (6) months after they are incurred or realized. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to Borrower shall constitute prima facie evidence of such costs or amounts. The obligations of Borrower under this Subsection 2.12(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's or such Person's policies with respect to capital adequacy), Borrower shall pay to such Lender or such Person, within five (5) Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital; provided, however, that Borrower shall have no obligation to make any payment to any demanding party under this Subsection 2.12(d) on account of any such increased costs unless Borrower receives notice of such increased costs from the demanding party within six (6) months after they are incurred or realized. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to Borrower shall constitute prima facie evidence of such costs. The obligations of Borrower under this Subsection 2.12(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (e) Mitigation. Any Lender which becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or LIBOR Portion or (ii) any Change of Law or other event or condition which will obligate Borrower to pay any amount pursuant to Subsection 2.12(c) or Subsection 2.12(d) shall notify Borrower and Administrative Agent thereof as promptly as practical. If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify Borrower and Administrative Agent thereof as promptly as practical. Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or LIBOR Portion or to which Borrower is obligated to pay any amount pursuant to Subsection 2.12(c) or Subsection 2.12(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Lending Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrower is obligated to pay pursuant to Subsection 2.12(c) or Subsection 2.12(d) if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender's normal and commercially reasonable banking practices.

        SECTION 2.13  TAXES ON PAYMENTS.

               (a) Payments Free of Taxes. All payments made by Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary or other taxes, any duties, or any other levies, imposts, charges, fees, assessments, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Administrative Agent or any Lender by its jurisdiction of incorporation or the jurisdiction in which its Applicable Lending Office is located) (all such non-excluded taxes, duties, levies, imposts, charges, fees, assessments, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to Administrative Agent or any Lender hereunder or under the other Credit Documents, the amounts so payable to Administrative Agent or such Lender shall be increased to the extent necessary to yield to Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify Administrative Agent and Lenders for any taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure. The obligations of Borrower under this Subsection 2.13(a) shall survive the payment and performance of the Obligations and the termination of this Agreement.

               (b) Withholding Exemption Certificates. On or prior to the date of the initial Borrowing or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not organized under the laws of the United States of America or a state thereof shall deliver to Borrower and Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding or with reduced deduction or withholding of any United States federal income taxes. Each such Lender further agrees (i) promptly to notify Borrower and Administrative Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Lender from receiving payments hereunder without any deduction or withholding or with reduced deduction or withholding of such taxes as indicated on the most recent such certificate or other form previously delivered by such Lender and
(ii) if such Lender has not so notified Borrower and Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding or with reduced deduction or withholding of taxes as indicated on the most recent such certificate or other form previously delivered by such Lender, then on or before the date that any certificate or other form delivered by such Lender under this Subsection 2.13(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to Borrower and Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding or with reduced deduction or withholding of such taxes. If any Lender fails to provide to Borrower or Administrative Agent pursuant to this Subsection 2.13(b) (or, in the case of an Assignee Lender, Subsection 8.5(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding or with reduced deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Subsection 2.13(a) for any Taxes imposed on such Lender primarily as a result of such failure.

               (c) Mitigation. If Administrative Agent or any Lender claims any additional amounts to be payable to it pursuant to this Section 2.13, such Person shall use reasonable commercial efforts to file any certificate or document requested in writing by Borrower (including copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms) reflecting a reduced rate of withholding or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or such change in the jurisdiction of its Applicable Lending Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of such Person, in the case of a change in the jurisdiction of its Applicable Lending Office, such change would not be disadvantageous to such Person or contrary to such Person's normal and commercially reasonable banking practices.

               (d) Tax Returns. Nothing contained in this Section 2.13 shall require Administrative Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

        SECTION 2.14 FUNDING LOSS INDEMNIFICATION. If Borrower shall (a) repay, prepay or convert any LIBOR Loan or LIBOR Portion on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan or LIBOR Portion for which a Notice of Borrowing has been delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Portion of the Term Loan Borrowing into a LIBOR Portion in accordance with a Notice of Term Loan Conversion delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, within five (5) Business Days after demand by any Lender, reimburse such Lender for and hold such Lender harmless from all costs and losses incurred by such Lender as a result of such repayment, prepayment, conversion or failure; provided, however, that Borrower shall have no obligation to make any payment to any demanding party under this
Section 2.14 on account of any such costs or losses unless Borrower receives notice of such costs or losses from the demanding party within six (6) months after they are incurred or realized. Borrower understands that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund a LIBOR Loan or LIBOR Portion. Each Lender demanding payment under this Section 2.14 shall deliver to Borrower, with a copy to Administrative Agent, a certificate setting forth the amount of costs and losses incurred by such Lender and for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Borrower shall constitute prima facie evidence of such costs and losses. The obligations of Borrower under this Section 2.14 shall survive the payment and performance of the Obligations and the termination of this Agreement.

        SECTION 2.15 REPLACEMENT OF LENDERS. If any Lender shall (a) become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) suspend its obligation to make or maintain LIBOR Loans or LIBOR Portions pursuant to Subsection 2.12(b) for a reason which is not applicable to any other Lender or (d) demand any payment under Subsection 2.12(c), 2.12(d) or 2.13(a) for a reason which is not applicable to any other Lender, then Administrative Agent may, with the written consent of Borrower, or shall, upon the written request of Borrower, replace such Lender (the "Affected Lender"), or cause such affected Lender to be replaced with another lender (the "Replacement Lender") satisfying the requirements of an Assignee Lender, by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to Subsection 8.5(c); provided, however, that if Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither Administrative Agent nor any Lender shall have any obligation to identify or locate a Replacement Lender for Borrower. Upon receipt by any Affected Lender of a written notice from Administrative Agent stating that Administrative Agent is exercising the replacement right set forth in this
Section 2.15, such Affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the Replacement Lender pursuant to an Assignment Agreement and Subsection 8.5(c) for a purchase price equal to the sum of the principal amount of the affected Lender's Loans so sold and assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.


                                   SECTION III

                              CONDITIONS PRECEDENT

        SECTION 3.1 INITIAL CONDITIONS PRECEDENT. The obligations of Lenders to make the Loans comprising the initial Borrowing are subject to receipt by Administrative Agent (with sufficient copies for Administrative Agent and each Lender), on or prior to the Closing Date, of each item listed in Schedule 3.1 and the other conditions set forth on Schedule 3.1 have been satisfied, each in form and substance satisfactory to Administrative Agent and each Lender.

        SECTION 3.2 CONDITIONS PRECEDENT TO TERM LOAN BORROWING. The obligations of Lenders to make the Term Loans comprising the Term Loan Borrowing also are subject to receipt by Administrative Agent, on or prior to the Revolving Loan Maturity Date, of a Term Loan Note for each Lender so requesting such a note, duly executed by Borrower.

        SECTION 3.3   CONDITIONS PRECEDENT TO EACH CREDIT EVENT.

               (a) The occurrence of each Credit Event (including the initial Borrowing and the Term Loan Borrowing) is subject to the further condition that Borrower shall have delivered to Administrative Agent the Notice of Borrowing, Notice of Term Loan Conversion or Notice of Interest Period Selection, as the case may be, for such Credit Event in accordance with this Agreement.

               (b) On the date each Borrowing is to occur and after giving effect to such Borrowing, the following shall be true and correct:

                             (i) The representations and warranties of each Credit Party set forth in Section 4.1 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); and

                             (ii) No Default has occurred and is continuing or will result from such Borrowing.

                             (iii) The submission by Borrower to Administrative Agent of each Notice of Borrowing (other than a Notice of Borrowing for a Revolving Loan Borrowing consisting of Base Rate Loans to be used solely to repay an existing Borrowing) shall be deemed to be a representation and warranty by Borrower that each of the statements set forth above in this Subsection 3.3(b) is true and correct as of the date of such notice.

        SECTION 3.4 COVENANT TO DELIVER. Borrower agrees (not as a condition but as a covenant) to deliver to Administrative Agent each item required to be delivered to Administrative Agent as a condition to the occurrence of any Credit Event if such Credit Event occurs. Each Credit Party expressly agrees that the occurrence of any such Credit Event prior to the receipt by Administrative Agent of any such item shall not constitute a waiver by Administrative Agent or any Lender of Borrower's obligation to deliver such item.


                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

        SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES. In order to induce Administrative Agent and Lenders to enter into this Agreement, each Credit Party represents and warrants to Administrative Agent and Lenders that:

               (a) The Borrower has delivered to the Administrative Agent the financial statements and other reports referred to in Subsections 5.1(a)(i) and 5.1(a)(ii);

               (b) Each of Credit Parties and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby; and
(iii) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect;

               (c) The execution and delivery by each Credit Party of this Agreement and the other applicable Credit Documents as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Credit Documents are within the corporate, partnership or limited liability company (as the case may be) powers of each Credit Party, have been duly authorized by all necessary corporate action on the part of each Credit Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on any Credit Party or any of its Subsidiaries,
(ii) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of its Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien on any asset of any Credit Party or any of its Subsidiaries;

               (d) This Agreement and the other applicable Credit Documents executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms. Each Credit Party has executed the various Credit Documents required to be executed by such Credit Party as of such date;

               (e) There are no material actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Credit Document or any transaction contemplated thereby) that (i) question the validity or enforceability of any Credit Document or any transaction described in the Credit Documents or (ii) shall have or could reasonably be expected to have a Material Adverse Effect; provided, for purposes of disclosure, the Credit Parties have described the litigation set forth on Schedule 4.1(e);

               (f) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other

Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Credit Document, (ii) the legality, validity, binding effect or enforceability of any Credit Document, or (iii) any Borrowing, in each case, except those which have been obtained and are in full force and effect;

               (g) All information (including without limitation the financial statements and other reports delivered to the Administrative Agent pursuant to Section 5.1(a)(i) and 5.1(a)(ii)) heretofore or contemporaneously herewith furnished by each Credit Party or its Subsidiaries to the Administrative Agent, or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of each Credit Party or its Subsidiaries to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

               (h) The principal place of business and chief executive office of the Borrower where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Credit Document are kept are located at 1600 Plymouth Street, Mountain View, California 94043 or at such other principal location which Borrower may hereafter specify in writing upon thirty (30) days prior written notice to the Administrative Agent.

               (i) The representations and warranties of each Credit Party set forth in any of the Credit Documents are true and correct in all material respects on and as of each such date as if made on and as of such date. Each Credit Party is in all material respects in compliance with its respective obligations under the Credit Documents and there exists no Default under any of the Credit Documents which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Credit Document or otherwise waived in accordance with the applicable Credit Document. No Default will occur under any of the Credit Documents as a result of, or after giving effect to, the Borrowing requested by the Notice of Borrowing on the date of each Borrowing;

               (j) As of September 30, 1999, all of the following had occurred (in the order designated below):

                             (i) the merger of Merger Sub with and into the Borrower occurred (making the Borrower a wholly-owned Subsidiary of the Parent) in accordance with the terms of the Reorganization Agreement and applicable law;

                             (ii) each share of Capital Stock of the Borrower was converted into one share of Capital Stock of the Parent in accordance with the terms of the Reorganization Agreement and applicable law;

                             (iii) the Parent acquired all of the Capital Stock of NSMG and the NSMG Business in accordance with the terms of the Reorganization Agreement and applicable law; and

               (k) as of June 30, 2000, all of the following had occurred (in the order designated below):

                             (i) VERITAS Software Corporation contributed all of the Capital Stock of VERITAS Software Global Corporation (formerly NSMG) to VERITAS Operating Corporation (making Borrower a wholly-owned Subsidiary of VERITAS Operating Corporation) in accordance with the terms of the Capital Contribution Agreement dated June 28, 2000 and applicable law.

                             (ii) VERITAS Software Corporation contributed assets to VERITAS Operating Corporation in accordance with the terms of the Capital Contribution Agreement dated June 28, 2000 and applicable law.

                             (iii) VERITAS Operating Corporation contributed assets to VERITAS Software Global Corporation in accordance with the terms of the Contribution Agreement dated June 30, 2000 and applicable law.

               (l) Title; Possession Under Leases. The Credit Parties and their Subsidiaries own and have good and marketable title, or a valid leasehold interest in, or licenses with respect to, all their respective properties and assets as reflected in the most recent financial statements delivered to Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such financial statements) and all respective assets and properties acquired by the Credit Parties and their Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens. Each Credit Party and its Subsidiaries have complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases subject only to rights of sublessees of Credit Party or its Subsidiaries;

               (m) Financial Statements. The financial statements of Credit Parties and their Subsidiaries which have been delivered to Administrative Agent, (i) are in accordance with the books and records of Credit Parties and their Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of Credit Parties and their Subsidiaries as of the date thereof and for the period covered thereby. Neither any Credit Party nor any of its Subsidiaries has any Guaranty Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the financial statements delivered to Administrative Agent pursuant to
Section 5.1(a)(i) or 5.1(a)(ii);

               (n) Subsidiaries. Schedule 4.1(n) (as supplemented by Borrower from time to time in a written notice to Administrative Agent pursuant to
Section 5.1(a)(iii)) sets forth each Credit Party's Subsidiaries, its jurisdiction of organization, the classes of its equity securities and the percentages of shares of each such class owned directly or indirectly by such Credit Party;

               (o) No Material Adverse Effect. No event has occurred and no condition exists which would have a Material Adverse Effect; and

               (p) Accuracy of Information Furnished. The Credit Documents and the other certificates and written statements and information (excluding projections and analyst reports) prepared by and furnished by each Credit Party and its Subsidiaries to Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by each Credit Party and its Subsidiaries to Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been based upon reasonable assumptions and represent, as of their respective dates of presentations, each Credit Party's and its Subsidiaries' reasonable estimates of the future performance of such Credit Party and its Subsidiaries.

        SECTION 4.2 REAFFIRMATION. The Credit Parties shall be deemed to have reaffirmed, for the benefit of Lenders and Administrative Agent, each representation and warranty contained in Section 4.1 on and as of the date of each Borrowing (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).


                                    SECTION V

                                    COVENANTS

        SECTION 5.1 AFFIRMATIVE COVENANTS. Until the termination of this Agreement and the satisfaction in full by the Credit Parties of all Obligations, the Credit Parties will comply, and will cause compliance, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

               (a) Information Covenants. The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent on behalf of the Lenders:

                             (i) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Consolidated Subsidiaries as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Credit Parties and their Consolidated Subsidiaries as a going concern or any other material qualifications or exceptions.

                             (ii) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter of the Credit Party (other than the fourth fiscal quarter, in which case ninety (90) days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Credit Parties and their Consolidated Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                             (iii)  Officer's Certificate. At the time of
               delivery of the financial statements provided for in Sections 5.1(a)(i) and 5.1(a)(ii) above, beginning with the fiscal quarter of the Borrower that begins on April 1, 2000 and ends on June 30, 2000, a certificate of the chief financial officer of the Borrower substantially in the form of Schedule 5.1(a)(iii) (i) demonstrating compliance with the financial covenants contained in Section 5.1(o) by Borrower's calculation, in reasonable detail, of the Leverage Ratio and Quick Ratio, in each case, as of the end of each such fiscal period and the level of EBITDA for such fiscal quarter of the Borrower, (ii) stating that no Default exists, or if any Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto and (iii) with respect to all quarterly certificates, listing all Permitted Liens, if any, approved in writing by the Administrative Agent during such fiscal quarter pursuant to clause (l) of the definition of "Permitted Liens" herein.

                             (iv) Annual Business Plan and Budgets. At least thirty (30) days prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2000, an annual budget of the Borrower and its

               Consolidated Subsidiaries containing, among other things, pro forma financial statements for the next fiscal year.

                             (v) Accountant's Certificate. Within one hundred twenty (120) days after the close of each fiscal year of the Borrower, a certificate of the accountants conducting the annual audit stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Default and, if any such Default exists, specifying the nature and extent thereof.

                             (vi) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Consolidated Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

                             (vii) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any Consolidated Subsidiary shall send to its shareholders or to a holder of any Indebtedness owed by the Borrower or any Consolidated Subsidiary in its capacity as such a holder and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                             (viii) ERISA. Upon the Borrower, any of its
               Consolidated Subsidiaries or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Credit Party or any of its Consolidated Subsidiaries or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any of its Consolidated Subsidiaries or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by a Credit Party or any of its Consolidated Subsidiaries with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                             (ix)   Environmental. The Borrower and its
               Consolidated Subsidiaries will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Real Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Real Properties to the extent any failure could have a Material Adverse Effect.

                             (x)    Other Information. With reasonable
               promptness upon any such request, such other information regarding the business, properties or financial condition of a Credit Party and any of its Consolidated Subsidiaries as the Administrative Agent may reasonably request.

                             (xi) Reports and financial statements required to be delivered pursuant to subsections (a)(i), (a)(ii) and
               (a)(vii)(i) of this Section 5.1 shall be deemed to have been delivered on the date on which such report is posted on the Securities and Exchange Commission's website on the internet at the website address www.sec.gov or the Free Edgar website on the internet at the website www.freeedgar.com; provided that Borrower shall deliver paper copies of such reports and financial statements to the Administrative Agent and any Lender that requests Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender, provided further that, notwithstanding the foregoing, Borrower shall be required to deliver paper copies to each of the Administrative Agent and any Lender of any other documentation required pursuant to this
               Section 5.1(a). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to in subsections (a)(i), (a)(ii) and (a)(vii)(i) of this Section 5.1(a) or to monitor compliance by Borrower with any such request for delivery and each Lender shall be solely responsible for requesting delivery to it or maintaining copies of such reports and financial statements.

               (b) Preservation of Existence and Franchises. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except in connection with any Permitted Acquisition.

               (c) Books and Records. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to (a) keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves) and (b) permit the Administrative Agent, by its representatives and agents, from time to time hereafter, to call at such Credit Party's place or places of business during normal business hours upon reasonable prior written or telephonic notice by the Administrative Agent; provided that no prior notice shall be required upon the occurrence and during the continuance of a Default, and (i) to inspect, audit and make copies of and extracts from such Credit Party's corporate books, financial records and other data relating to such Credit Party's business and (ii) to discuss the affairs, finances and business of such Credit Party with any of its officers, employees or directors; provided that so long as no Default shall have occurred and be continuing, the Administrative Agent shall not make such inspection more than one (1) time in any fiscal quarter of such Credit Party.

               (d) Compliance with Law. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

               (e) Payment of Taxes and Other Indebtedness. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party and any of its Consolidated Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could have a Material Adverse Effect.

               (f) Maintenance of Property. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

               (g) Performance of Obligations. Each of the Credit Parties will, and will cause each of its Consolidated Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

               (h) Places of Business. The Borrower will give prompt notice to the Administrative Agent if the Borrower's principal place of business or chief executive office, or the office where the records concerning accounts or contract rights are kept, shall cease to be located at 1600 Plymouth Street, Mountain View, California 94043 or at such other location which Borrower may hereafter specify in writing upon thirty (30) days prior written notice to the Administrative Agent or if it shall change its name.

               (i) Notice of Default. Each Credit Party shall promptly notify the Administrative Agent, or cause the Administrative Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default which is continuing at such time. In any event, such notice shall be provided to the Administrative Agent within ten (10) days of when such Credit Party gains such knowledge.

               (j) Corporate Obligations. Until all of the Obligations under the Credit Documents have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, each Credit Party, unless consent has been obtained from the Required Lenders, will:

                             (i) except as permitted by Sections 5.1 and 5.2, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to do so qualify would have a Material Adverse Effect;

                             (ii) pay and perform all obligations of the Credit Parties under the Credit Documents and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that any Credit Party may contest any item described in this Section 5.1(k)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                             (iii) to the extent failure to do so would have a Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any facility of such Credit Party to carry on its business; and not permit the termination of any insurance reimbursement program available to any facility of such Credit Party; and

                             (iv) provided that the Administrative Agent and the Lenders use reasonable efforts to minimize disruption to the business of the Credit Parties, permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

               (k) Joinder Agreements. Each Credit Party hereby covenants and agrees (i) to cause each Material Domestic Subsidiary of each Credit Party formed or acquired after the Closing Date to execute a Joinder Agreement and to observe the terms of Sections 9.9(a)-(d), all within thirty (30) days of the formation or acquisition of such Material Domestic Subsidiary (or, in the case of a Domestic Subsidiary that was not a Material Domestic Subsidiary at the time of its formation or acquisition, within thirty (30) days after such Domestic Subsidiary becomes a Material Domestic Subsidiary of any Credit Party), and (ii) to cause such additional Domestic Subsidiaries of any Credit Party to execute a Joinder Agreement and observe the terms of Section 9.9(a)-(d) as required in accordance with Section 9.9.

               (l) Insurance. The Credit Parties and their Consolidated Subsidiaries shall:

                             (i) Carry and maintain insurance of the types and in the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation;

               (ii) Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is reasonably satisfactory to Administrative Agent; and

                             (iii) Deliver to Administrative Agent upon request not more than once each year schedules setting forth all insurance then in effect.

               (m) Use of Proceeds. Borrower shall use the proceeds of the Loans only for the respective purposes set forth in Section 2.4. Borrower shall not use any part of the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Borrower, any Lender or Administrative Agent in a violation of Regulations T, U or X issued by the Board.

               (n) Pari Passu Ranking. Borrower shall take, or cause to be taken, all actions necessary to ensure that the Obligations of Borrower are and continue to rank at least pari passu in right of payment with all other unsecured Indebtedness of Borrower.

               (o)    Financial Covenants.

                             (i) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to:

                                    (A) From the Closing Date to and including
                      September 30, 2000, 2.50 to 1.0;

                                    (B) From October 1, 2000 to and including
                      September 30, 2001, 2.25 to 1.0; and

                                    (C) From October 1, 2001 and thereafter, 2.0
                      to 1.0.

                             (ii) EBITDA. EBITDA, for each period set forth below, as shown on the financial statements of Credit Parties and their Consolidated Subsidiaries delivered pursuant to Section 5.1(a)(i), shall not be less than (i) $200,000,000 for each twelve month period ending December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000, (ii) $250,000,000 for each twelve month period ending December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001 (iii) $375,000,000 for each twelve month period ending December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002, and (iv) $500,000,000 for
               each twelve month period ending as of December 31, 2002 and each March 31, June 30, September 30 and December 31 thereafter.

                             (iii) Quick Ratio. The Quick Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to 1.50 to 1.0.

        SECTION 5.2 NEGATIVE COVENANTS. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, the Credit Parties will comply and cause compliance, with the following negative covenants, unless the Required Lenders shall otherwise consent in writing:

               (a) Indebtedness. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                             (i) Indebtedness arising under this Agreement and the other Credit Documents;

                             (ii) Indebtedness of a Credit Party and its Consolidated Subsidiaries set forth in Schedule 5.2(a)(ii) (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                             (iii) purchase money Indebtedness (including obligations in respect of Capital Leases) hereafter incurred by a Credit Party or any of its Consolidated Subsidiaries to finance the purchase of fixed assets; provided, however, that (i) the total of all such Indebtedness for all such Persons taken together (including any such Indebtedness referred to in subsection (ii) above) shall not exceed (A) during fiscal year 1999 and 2000, an aggregate principal amount of $25,000,000 at any one time outstanding and (B) at any time subsequent to fiscal year 2000, $40,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                             (iv) other unsecured Indebtedness (exclusive of Indebtedness permitted under subsection (v) and subsection (vi) of this Section 5.2(a)) of the Credit Parties and their Consolidated Subsidiaries in an aggregate amount not to exceed $600,000,000 on terms and conditions satisfactory in form and substance to the Required Lenders; provided, however, the amount of Indebtedness permitted under this subsection (iv) shall be reduced by an amount equal to the sum of (a) any Indebtedness outstanding and all other amounts due and owing by any Credit Party under the Milpitas Lease Financing, plus (b) any Indebtedness outstanding and all other amounts due and owing by any Credit Party under the Minnesota Lease Financing and the Mountain View Lease Financing, plus (c) any Indebtedness outstanding and all other amounts due and owing by any Credit Party under this Agreement;

                             (v)    the Subordinated Debt;

                             (vi) Indebtedness of a Credit Party consisting of unsecured convertible subordinated debentures on terms and conditions (including, without limitation, the subordination terms) reasonably acceptable to the Administrative Agent, and any renewal, refinancings or extensions thereof on terms and conditions (including, without limitation, the subordination terms) reasonably acceptable to the Administrative Agent; and

                             (vii) Indebtedness arising under the Mountain View Lease Financing, the Minnesota Lease Financing and the Milpitas Lease Financing;

               (b) Liens. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to contract, create, incur, assume or permit to exist any Lien with respect to any of its property, whether now owned or after acquired, except for Permitted Liens.

               (c) Nature of Business. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, substantively alter the character or conduct of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date other than activities in the systems management software business substantially similar or related to such businesses.

               (d) Consolidation, Merger, Dissolution, etc. No Credit Party will, nor will it permit any Consolidated Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 5.2(d), (a) the Borrower may merge or consolidate with any entity provided that (i) the Borrower shall be the continuing or surviving corporation, and (ii) after giving effect to such transaction, no Default arises, (b) any Consolidated Subsidiary of the Borrower may be merged or consolidated with or into any other Consolidated Subsidiary of the Borrower provided that after giving effect to such transaction no Default exists, and (c) any Wholly-Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

               (e) Asset Dispositions. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, sell, lease, transfer or otherwise dispose of any property (including, without limitation, pursuant to any sale/leaseback transaction or securitization transaction) other than (i) the sale or lease of assets in the ordinary course of business for fair consideration, (ii) the sale or disposition of assets no longer used or useful in the conduct of such Person's business and (iii) the sale by the Borrower for fair consideration of those lines of business identified on Schedule 5.2(e).

               (f) Investments. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, make Investments in or to any Person, except for Permitted Investments identified on Schedule 5.2(f).

               (g) Restricted Payments. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital Stock of such Person so long as no Default exists and is continuing or would be directly or indirectly caused as a result thereof, (ii) to make dividends or other distributions payable to the Parent (directly or indirectly through Subsidiaries), and (iii) the repurchase by the Parent of outstanding shares of Capital Stock of the Parent so long as no Default exists and is continuing or would be directly or indirectly caused as a result thereof.

               (h) Subordinated Debt and Other Subordinated Indebtedness. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to,
(i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of the Subordinated Debt or any other subordinated Indebtedness of a Credit Party or any of its Consolidated Subsidiaries if such amendment or modification would add or change any terms in a manner adverse to such Credit Party or any of its Consolidated Subsidiaries, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of the Subordinated Debt or any other subordinated Indebtedness of a Credit Party or any of its Consolidated Subsidiaries.

               (i) Transactions with Affiliates. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) transactions permitted by Section 5.2(d), Section 5.2(f) or Section 5.2(g), (b) normal compensation and reimbursement of expenses of officers and directors, (c) any employment agreement (including customary benefits thereunder) that is entered into in the ordinary course of business and (d) other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

               (j) Fiscal Year; Organizational Documents. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, (a) change its fiscal year without having first provided 30 days prior written notice to the Administrative Agent, or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner that would reasonably be likely to adversely affect the rights of the Lenders without the prior written consent of the Required Lenders.

               (k) Limitation on Restricted Actions. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (i) pay dividends or make any other distributions on such Person's Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to a Credit Party or any of its Consolidated Subsidiaries, (iii) make loans or advances to a Credit Party or any of its Consolidated Subsidiaries, (iv) sell, lease or transfer any of its properties or assets to a Credit Party or any of its Consolidated Subsidiaries, except (in respect of any of the matters referred to in clauses (i)-(iv) above) for such encumbrances or restrictions existing under or by reason of (w) this Agreement and the other Credit Documents, (x) the Minnesota Participation Agreement and the Mountain View Participation Agreement, in each case so long as such encumbrances or restrictions are no more restrictive than those set forth in this Agreement, (y) the Milpitas Participation Agreement or (z) applicable law.

               (l) Ownership of Subsidiaries . Notwithstanding any other provisions of this Agreement to the contrary, the Credit Parties will not, nor will they permit any of their Consolidated Subsidiaries to, (i) permit any Person (other than the Borrower or Parent or any Wholly-Owned Subsidiary of the Borrower or Parent) to own any Capital Stock of any

Subsidiary of a Credit Party, (ii) permit any Subsidiary of a Credit Party to issue any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of a Credit Party.

               (m) Sale Leasebacks. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or any of its Consolidated Subsidiaries has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or any of its Consolidated Subsidiaries or (b) which a Credit Party or any of its Consolidated Subsidiaries intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Credit Party or its Consolidated Subsidiaries to another Person which is not a Credit Party or any of its Consolidated Subsidiaries in connection with such lease.

               (n) No Further Negative Pledges. No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except pursuant to (i) this Agreement and the other Credit Documents, (ii) the Minnesota Participation Agreement, (iii) the Mountain View Participation Agreement or (iv) the Milpitas Participation Agreement.

               (o) Capital Expenditures. The Credit Parties hereby agree that the Credit Parties and their Consolidated Subsidiaries will not make any Capital Expenditures if any Default has occurred and is continuing or would be directly or indirectly caused as a result thereof.


                                   SECTION VI

                                     DEFAULT

        SECTION 6.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

               (a) Non-Payment. Borrower shall (i) fail to pay when due any principal of any Loan, (ii) fail to pay on the Maturity Date for any Loans any interest, fees or other amounts payable with respect to such Loans on such Maturity Date, (iii) fail to pay within five (5) days after the same becomes due, any interest payable hereunder or under any of the other Credit Documents fees payable pursuant to Section 2.6 required under the terms of this Agreement or any of the other Credit Documents, or (iv) fail to pay within ten (10) days after written notice the same is past due any other amounts required under the terms of this agreement or any of the other Credit Documents; or

               (b)    Borrower shall fail to maintain insurance as required by
Section 5.1(m) or (ii) Borrower shall fail to deliver any requisite ACCORD Evidence of Insurance or certified copy of any insurance policy required thereunder when due under the terms hereof and such failure to deliver shall continue unremedied for a period of ten (10) days after an officer of Borrower becoming aware of such failure to deliver, or notice from the Administrative Agent of such failure to deliver;

               (c) Any written representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by any Credit Party to Administrative Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents shall be false, incorrect, incomplete or misleading in any material respect when made, furnished or deemed made;

               (d) Any Credit Party or any Subsidiary of any Credit Party shall default (beyond applicable periods of grace and/or notice and cure) in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $10,000,000; or any other event or condition shall occur which results in a default of any such Indebtedness or enables the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

               (e) The liquidation or dissolution of any Credit Party, or the suspension of the business of any Credit Party, or the filing by any Credit Party of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of any Credit Party indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by any Credit Party for, or the appointment by consent or acquiescence of any Credit Party of a receiver, a trustee or a custodian of any Credit Party for all or a substantial part of its property; the making by Borrower of any assignment for the benefit of creditors; the admission by any Credit Party in writing of its inability to pay its debts as they mature or is generally not paying its debts and other financial obligations as they become due and payable; or any Credit Party taking any corporate action to authorize any of the foregoing;

               (f) The filing of an involuntary petition against any Credit Party in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of any Credit Party for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Credit Party, and the continuance of any of such events for ninety (90) days undismissed or undischarged;

               (g) The adjudication of any Credit Party as bankrupt or insolvent;

               (h) The entering of any order in any proceedings against any Credit Party or any Subsidiary of any Credit Party decreeing the dissolution, divestiture or split-up of any Credit Party or any Subsidiary of any Credit Party, and such order remains in effect for more than sixty (60) days;

               (i) Any report, certificate, financial statement or other instrument delivered to the Administrative Agent or any Lender by or on behalf of any Credit Party pursuant to the terms of this Agreement or any other Credit Document is false or misleading in any material respect when made or delivered;

               (j)    The Borrower or any other Credit Party shall

                             (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 5.1(b), 5.1(o) or 5.2;

                             (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 5.1(a)(i), (ii), (iii) or (iv) and such default shall continue unremedied for a period of at least five (5) days after the earlier of an officer of such Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                             (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c), (l)(i) or (l)(ii) of this Section 6.1) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of an officer of such Credit Party becoming aware of such default or notice thereof by the Administrative Agent; provided, however, that if such default is of a nature that is not capable of being cured within such thirty (30) day period, and the Borrower or any other such Credit Party promptly commences appropriate steps to cure such default within such thirty (30) day period and continues to pursue such cure with diligence and good faith thereafter, unless the Administrative Agent shall determine that such delay could reasonably be expected to have a Material Adverse Effect, such thirty (30) day period shall be extended for an additional sixty
               (60) days;

               (k) A final judgment or judgments for the payment of money shall be rendered by a court or courts against any Credit Party or any Subsidiary of any Credit Party or any of their assets in excess of $10,000,000 in the aggregate, and (i) the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, or (ii) any Credit Party or any such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or (iii) such judgment or judgments shall not be discharged (or provisions shall not be made for such discharge) within thirty (30) days after a decision has been reached with respect to such appeal and the related stay has been lifted;


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

               (l) Any Credit Party or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; or notice of intent to terminate a Pension Plan or Pension Plans having aggregate Unfunded Liabilities in excess of $5,000,000 shall be filed under Title IV of ERISA by any Credit Party or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Pension Plan or Pension Plans or a proceeding shall be instituted by a fiduciary of any such Pension Plan or Pension Plans against any Credit Party or any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Pension Plan or Pension Plans must be terminated;

               (m)    Any Change of Control shall occur;

               (n) Any Credit Document shall cease to be in full force and effect;

               (o) Except as to any Credit Party which is released in accordance with the Credit Documents, the guaranty given by any Guarantor under this Agreement or any material provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

               (p) The occurrence and continuance of any event, condition or other circumstance to the extent attributable to or resulting from any act or omission of any Credit Party that has a Material Adverse Effect; or

               (q) Any "Lease Event of Default" (as defined in the Lease) shall occur and be continuing or exist.

        SECTION 6.2 REMEDIES. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Subsection 6.1(e), 6.1(f) or 6.1(g)), Administrative Agent may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by written notice to Borrower, (a) terminate the Commitments and the obligations of Lenders to make Loans and/or (b) declare all outstanding Obligations payable by Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Subsection 6.1(e), 6.1(f) or 6.1(g), immediately and without notice, (1) the Commitments and the obligations of Lenders to make Loans shall automatically terminate and (2) all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the


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

occurrence or existence of any Event of Default, Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.


                                   SECTION VII

                       AGENTS AND RELATIONS AMONG LENDERS

        SECTION 7.1 APPOINTMENT, POWERS AND IMMUNITIES OF ADMINISTRATIVE AGENT. Each Lender hereby appoints and authorizes Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein, Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. Neither Administrative Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Credit Party or any of its Subsidiaries contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Credit Party or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders. Administrative Agent shall provide each Lender with copies of such documents received from any Credit Party pursuant to the Credit Documents as such Lender may reasonably request.

        SECTION 7.2 RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders, and


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

such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders.

        SECTION 7.3 DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless Borrower has failed to make a payment required to be made to Administrative Agent hereunder or Administrative Agent has received a written notice from a Lender or Borrower, referring to this Agreement and describing the provision under which such Default occurred. If Administrative Agent receives such a notice of the occurrence of a Default, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders.

        SECTION 7.4 INDEMNIFICATION. Without limiting the Obligations of Credit Parties hereunder, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower), ratably in accordance with their Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent (other than in its capacity as a Lender) in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof subject to reimbursement on a pro rata basis if any such payment is subsequently recovered from Credit Parties; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Section 7.4 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

        SECTION 7.5 NON-RELIANCE. Each Lender represents that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Credit Parties and their Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Administrative Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Credit Party or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Credit Party or any of its Subsidiaries; (b) have any duty or responsibility to provide any Lender with any credit or other information concerning any Credit Party or any of its Subsidiaries which may come into the possession of Administrative Agent, except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Credit Party or any officer, employee or agent of such Person in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of any collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Credit Party to perform its obligations under this Agreement or any other Credit Document.

        SECTION 7.6 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to Borrower and Lenders, and Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which Administrative Agent, if not a Lender, shall be reasonably acceptable to Borrower; provided, however, that Borrower shall have no right to approve a successor Administrative Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

        SECTION 7.7 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with any Credit Party and its Subsidiaries and affiliates as though Administrative Agent were not Administrative Agent hereunder. With respect to Loans, if any, made by Administrative Agent in its capacity as a Lender, Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not Administrative Agent, and the terms "Lender" or "Lenders" shall include Administrative Agent in its capacity as a Lender.


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

                                  SECTION VIII

                                  MISCELLANEOUS

        SECTION 8.1 NOTICES. All notices required or permitted to be given under any Credit Document shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

        If to the Borrower, or to any Guarantor, to such entity at the following address:

                      VERITAS  Software Global Corporation
                      1600 Plymouth Street
                      Mountain View, California 94043
                      Attention: Jay Jones, Esq.
                      Telephone: (650) 335-8647
                      Telecopy:  (650) 526-2525

        If to the Administrative Agent, to it at the following address:

                      ABN AMRO Bank N.V.
                      208 South LaSalle Street, Suite 1500
                      Chicago, Illinois 60604-1003
                      Attention: Suzanne Smith
                      Telephone: (312) 992-5095
                      Telecopy:  (312) 992-5158

                      with a copy to:

                      ABN AMRO Bank N.V.
                      101 California Street, Suite 4550
                      San Francisco, California 94111
                      Attention: Jamie Dillon
                      Telephone: (415) 984-3750
                      Telecopy:  (415) 362-3524

        If to any Lender, to it at the address set forth for such Lender in
Schedule I of the Credit Agreement.


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

        From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

        Each Notice of Borrowing, Notice of Term Loan Conversion and Notice of Interest Period Selection shall be given by Borrower to Administrative Agent's office located at the address referred to above during Administrative Agent's normal business hours; provided, however, that any such notice received by Administrative Agent after 10:00 a.m. (San Francisco, California time) on any Business Day shall be deemed received by Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Administrative Agent or any Lender to be made by telephone or facsimile, Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Administrative Agent or a Lender is such a person.


        SECTION 8.2 EXPENSES. Borrower shall pay on demand, whether or not any Loan is made hereunder, (a) all reasonable out-of-pocket fees and expenses, including reasonable attorneys' fees and expenses, incurred by Administrative Agent in connection with the syndication of the facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all out-of-pocket fees and expenses, including reasonable attorneys' fees and expenses, incurred by Administrative Agent and Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Administrative Agent's or Lenders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries). The obligations of Borrower under this Section 8.2 shall survive the payment and performance of the Obligations and the termination of this Agreement.

        SECTION 8.3 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Administrative Agent, Lenders and their Affiliates and their respective directors, officers, employees, agents and advisors ("Indemnitees") from and against any and all liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Credit Documents or any transaction contemplated thereby, including without limitation any use by Borrower of any proceeds of the Loans, except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Administrative Agent or any Lender believes is covered by this indemnity, Administrative Agent or such Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to Administrative Agent or such Lender, as the case may be. Administrative Agent


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

or such Lender may also require Borrower to defend the matter. Any failure or delay of Administrative Agent or any Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Section
8.3 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay which is unreasonable. The obligations of Borrower under this Section 8.3 shall survive the payment and performance of the Obligations and the termination of this Agreement.

        SECTION 8.4 WAIVERS; AMENDMENTS. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by Borrower and the Required Lenders (or Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however that:

               (a) Any amendment, waiver or consent which would (i) increase the Total Commitment, (ii) postpone, delay or extend the Revolving Loan Maturity Date or the Term Loan Maturity Date, (iii) reduce the principal of or interest on the Loans, the Commitment Fees or any other fees or amounts payable for the account of all Lenders hereunder or postpone, delay or extend the scheduled date for payment of any such principal, interest, fees or amounts must be in writing and signed or approved in writing by all Lenders;

               (b) Any amendment, waiver or consent which would (i) reduce any fees or other amounts payable for the account of all Lenders hereunder or postpone, delay or extend the scheduled date for payment of any such fees or amounts, (ii) amend this Section 8.4, (iii) amend the definition of Required Lenders, or (iv) amend Section 2.11, (iv) waive any Default based on Borrower's failure to pay any sum due to all Lenders hereunder, must be in writing and signed or approved in writing by all Lenders;

               (c) Any amendment, waiver or consent which would increase or decrease the Commitment of any Lender (except for a pro rata decrease in the Commitments of all Lenders) must be in writing and signed by such Lender; and

               (d) Any amendment, waiver or consent which affects the rights or obligations of Administrative Agent must be in writing and signed by Administrative Agent.

No failure or delay by Administrative Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.


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

        SECTION 8.5   SUCCESSORS AND ASSIGNS.

               (a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Credit Parties, Lenders, Administrative Agent, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Administrative Agent and each Lender.

               (b) Participations. Any Lender may at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents; provided, however, that no such sale of a participating interest shall be made without the written consent of Borrower (so long as no Default has occurred and is continuing) and Administrative Agent, which consents shall not be unreasonably withheld. In the event of any such sale by a Lender of participating interests, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Subsection 8.4(a), 8.4(b) or 8.4(c) to the extent applicable but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. Borrower also agrees that any Lender which has transferred any participating interest in its Commitments or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.12, 2.13 and 2.14, as if such Lender had not made such transfer.

               (c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an "Assignee Lender") all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement substantially in the form of Exhibit H (an "Assignment Agreement"), executed by each Assignee Lender and such assignor Lender (an "Assignor Lender") and delivered to Administrative Agent for its acceptance and recording in the Register; provided, however, that:

                             (i)    Without the written consent of
               Administrative Agent and, if no Default has occurred and is continuing, Borrower (which consent of Administrative Agent and Borrower shall not be unreasonably withheld), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof; or

                             (ii)   Without the written consent of
               Administrative Agent and, if no Default has occurred and is continuing, Borrower (which consent of Administrative Agent and Borrower shall not be unreasonably withheld), no Lender may make any Assignment of its Commitment and Loans to any Assignee Lender if, after giving effect to such Assignment, the Commitment (or, after the termination of the Commitments, the Loans) of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000), except that a Lender may make an Assignment which reduces its Commitment (or, after the termination of the Commitments, its Loans) to zero without the written consent of Borrower and Administrative Agent; or

                             (iii)  Without the written consent of
               Administrative Agent and, if no Default has occurred and is continuing, Borrower (which consent of Administrative Agent and Borrower shall not be unreasonably withheld), no Lender may make any Assignment of its Commitment and Loans which does not assign and delegate an equal pro rata interest in such Lender's Commitment, Loans and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents relating to the Facility.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with Commitments and Loans as set forth on Attachment 1 to such Assignment Agreement (under the caption "Commitment or Loans After Assignment") and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement (under the caption "Commitments or Loans After Assignment"), or, if the Commitment and Loans of the Assignor Lender has been reduced to 0% and $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Commitment and Loans to 0% and $0 and the resulting adjustment of Proportionate Shares arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, Borrower, at its own expense, shall execute and deliver to Administrative Agent, in exchange for the surrendered Notes, if any, of the Assignor Lender thereunder, a new Note to the order of each Assignee Lender thereunder that requests such Note (with each new Revolving Loan Note to be in amounts equal to the applicable Commitments assumed by such Assignee Lender and each new Term Loan Note to be in the original principal amount of the Term Loan then held by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, new Revolving Loan Notes and a Term


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

Loan Note to the order of the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Notes to be in amounts equal to the applicable Commitments retained by it and the new Term Loan Note to be in the original principal amount of the Term Loan retained by it). Each such new Revolving Loan Note shall be dated the Closing Date, each such new Term Loan Note shall be dated the Revolving Loan Maturity Date, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by Administrative Agent to Borrower marked "replaced". Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to Borrower and Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8EC1 (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

               (d) Register. Administrative Agent shall maintain at its address referred to in Section 8.1 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Commitments or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Subsection 8.5(c), by Borrower and Administrative Agent) together with payment to Administrative Agent by Assignor Lender or Assignee Lender of a registration and processing fee of $3,000, Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrower. Administrative Agent may, from time to time at its election, prepare and deliver to Lenders and Borrower a revised Schedule I reflecting the names, addresses and respective the Commitments or Loans of all Lenders then parties hereto.

               (f) Confidentiality. Subject to Section 8.10, Administrative Agent and Lenders may disclose the Credit Documents and any financial or other information relating to Credit Parties or any of their Subsidiaries to each other or to any potential Participant or Assignee Lender.

               (g) Pledges to Federal Reserve Banks. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents.


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        SECTION 8.6 SETOFF. In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with the prior consent of Administrative Agent but without prior notice to or consent of any Credit Party, any such notice and consent being expressly waived by each Credit Party to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to such Credit Party. The aforesaid right of set-off may be exercised by such Lender against each Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Credit Party or against anyone else claiming through or against such Credit Party or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        SECTION 8.7 NO THIRD PARTY RIGHTS. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        SECTION 8.8 PARTIAL INVALIDITY. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        SECTION 8.9 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

               (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of California in Santa Clara County or of the United States for the Northern District of California, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 8.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

               (b)    EACH OF THE PARTIES HERETO IRREVOCABLY AND
UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 8.10  CONFIDENTIALITY.

               (a) Neither any Lender nor Administrative Agent shall make use of, disseminate, or in any way disclose confidential information with respect to any Credit Party or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other Credit Documents except as authorized by this Agreement. As used in this Section 8.10, "confidential information" shall mean any and all technical and non-technical information including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of any Credit Party and its Subsidiaries, and includes, without limitation, their respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. Neither any Credit Party nor any of its Subsidiaries licenses any intellectual property to any Lender or Administrative Agent under this Agreement.

               (b) Each Lender and Administrative Agent is authorized to disclose confidential information with respect to Credit Parties or any of their
Subsidiaries: (i) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates who need to know such information; (ii) to any other Lender or Administrative Agent; (iii) which is in the public domain at or subsequent to the time it was received by such Lender or Administrative Agent through no fault of such recipient, was rightfully in the possession of such Lender or Administrative Agent free of any obligation of confidence at or subsequent to the time it was communicated to such recipient by any Credit Party or any of its Subsidiaries, or was developed by employees or agents of such Lender or Administrative Agent independently of and without reference to any information communicated to such recipient by any Credit Party or any of its Subsidiaries; (iv) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender or Administrative Agent; (v) if required in response to any valid order by a court or Governmental Authority; (vi) as necessary to establish the rights of any party under this Agreement or the other Credit Documents; (vii) to comply with any Legal Requirement or Governmental Rule applicable to such Lender or Administrative Agent; (viii) to any Assignee
Lender or Participant or any prospective Assignee Lender or Participant, provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by this Section 8.10; or (ix) otherwise with the prior consent of Borrower; provided, however, that (A) any Lender or Administrative Agent served with any court order demanding the disclosure of any such confidential information shall use reasonable efforts to notify Borrower promptly of such court order if not prohibited by any Legal Requirement or Governmental Rule and, if requested by Borrower and not disadvantageous to such Lender or Administrative Agent, to cooperate with Borrower in obtaining a protective order restricting such disclosure, and (B) any disclosure made in violation of this Agreement shall not affect the obligations of Credit Parties and their Subsidiaries under this Agreement and the other Credit Documents. Each Lender and Administrative Agent (x) shall treat all confidential information with respect to Credit Parties and their Subsidiaries which is furnished pursuant to this Agreement or under the other Credit Documents with the same degree of care as it accords its own confidential information and (y) represents to Borrower that it exercises reasonable care with respect to its own confidential information and has policies in place regarding the handling of confidential information by its employees.

        SECTION 8.11 COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.


                                   SECTION IX

                                    GUARANTY

        SECTION 9.1 GUARANTY OF PAYMENT AND PERFORMANCE. Subject to Section 9.7, each Guarantor hereby, jointly and severally, unconditionally guarantees to the Administrative Agent and Lenders the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed. This Section 9 is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.

        SECTION 9.2 OBLIGATIONS UNCONDITIONAL. Each Guarantor agrees that the obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 9.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that this Section 9 may be enforced by the Administrative Agent and Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require the Administrative Agent and Lenders to proceed against the Borrower or any other Person (including without limitation a co-guarantor) or to require the Administrative Agent or the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Obligations for amounts paid under this Section 9 until such time as the Loans, accrued but unpaid interest and all other amounts owing under the Credit Documents have been paid in full. Without limiting the generality of the waiver provisions of this Section 9, each Guarantor hereby waives any rights to require the Administrative Agent and Lenders to proceed against the Borrower or any co-guarantor. Each Guarantor further agrees that nothing contained herein shall prevent the Administrative Agent and Lenders from suing on any Credit Document or foreclosing any security interest in or Lien on any collateral, if any, securing the Obligations or from exercising any other rights available to it under any Credit Document, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 9 which are paid to or for the benefit of Administrative Agent and Lenders shall reduce the Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither any Guarantor's obligations under this Section 9 nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Administrative Agent or any Lender upon this Section 9 or acceptance of this Section 9. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 9. All dealings between the Borrower, and any of the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this
Section 9.

        Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under section 2809 of the California Civil Code purporting to reduce such Guarantor's obligations in proportion to the principal obligation, all rights and benefits under section 580a of the California Code of Civil Procedure governing determination of fair market value following the exercise of power of sale, all rights and benefits under section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation and all rights and benefits under section 580d of the California Code of Civil Procedure stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and all rights and benefits under section 726 of the California Code of Civil Procedure and any and all similar laws now in effect or hereafter enacted in the State of California regarding the procedures to be followed by a creditor with real property security and/or limiting the right of such a creditor to a deficiency judgment, including, without limitation, California law now in effect stating that the Administrative Agent must first proceed against any real property collateral before commencing an action to collect the Obligations, if such sections, or any of them, have any application hereto or any application to the Guarantor. Accordingly, each Guarantor waives all rights and defenses that the Guarantor may have because the Obligations are secured by real property. This means, among other things: (i) the Administrative Agent may collect from each Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (ii) if the Administrative Agent forecloses on any real property collateral pledged by the Borrower: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Administrative Agent may collect from each Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right a Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Each Guarantor expressly waives any and all benefits under the California Civil Code Sections 2787 to 2855 inclusive.

        Each Guarantor understands that the Administrative Agent's exercise of certain rights and remedies contained in the Credit Documents may affect or eliminate a Guarantor's rights of subrogation against the Borrower and that the Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless, each Guarantor hereby authorizes and empowers the Administrative Agent, its successors, endorsees and/or assignees, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Accordingly, each Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent, even though the election of remedies, such as non-judicial foreclosure with respect to security for the Obligations, has destroyed or impaired a Guarantor's rights of subrogation and reimbursement against the principal by operation of Section 580d of the California Code of Civil Procedure or otherwise.

        SECTION 9.3 MODIFICATIONS. Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) neither the Administrative Agent nor any Lender shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and
(g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

        SECTION 9.4 WAIVER OF RIGHTS. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this
Section 9 by the Administrative Agent or any Lender and of all extensions of credit or other Borrowings to the Borrower by the Lenders pursuant to the terms of the Credit Documents; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default with respect to the Obligations or with respect to any security therefor; (d) notice of the Administrative Agent or any Lender obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Administrative Agent's or any Lender's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, (i) each Guarantor's payments hereunder shall be due five (5) Business Days after written demand by the Administrative Agent or any Lender for such payment (unless the Obligations are automatically accelerated pursuant to the applicable provisions of the Credit Documents in which case the Guarantors' payments shall be automatically due) and (ii) any modification of the Credit Documents which has the effect of increasing the Obligations shall not be enforceable against a Guarantor unless such Guarantor executes the document evidencing such modification or otherwise reaffirms its guaranty in writing in connection with such modification.

        SECTION 9.5 REINSTATEMENT. The obligations of the Guarantors under this
Section 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Administrative Agent or any Lender in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        SECTION 9.6 REMEDIES. The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and each Lender, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Credit Documents (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Credit Documents.

        SECTION 9.7 LIMITATION OF GUARANTY. Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the United States Bankruptcy Code).

        Subject to Section 9.5, upon the satisfaction of the Obligations in full, regardless of the source of payment, the Guarantors' obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

        SECTION 9.8 PAYMENT OF AMOUNTS TO THE ADMINISTRATIVE AGENT. The Administrative Agent and each Lender hereby instructs each Guarantor, and each Guarantor hereby acknowledges and agrees, that until such time as the Loans are paid in full, any and all other amounts of any kind or type under any of the Credit Documents due and owing or payable to any Person shall instead be paid directly to the Administrative Agent.

        SECTION 9.9 JOINDER AGREEMENT REQUIREMENTS. Each Material Domestic Subsidiary of each Credit Party formed or acquired subsequent to the Closing Date shall become a Guarantor and shall satisfy the following conditions within thirty (30) days after its formation or acquisition (or, in the case of a Domestic Subsidiary that was not a Material Domestic Subsidiary at the time of its formation or acquisition, within thirty (30) days after such Domestic Subsidiary becomes a Material Domestic Subsidiary of any Credit Party):

               (a) such Material Domestic Subsidiary shall execute and deliver to the Agent a Joinder Agreement;

               (b) such Material Domestic Subsidiary shall have delivered to the Administrative Agent (x) an Officer's Certificate of such Material Domestic Subsidiary in the form attached hereto as Exhibit I, (y) a certificate of the Secretary or an Assistant Secretary of such Material Domestic Subsidiary in the form attached hereto as Exhibit J and (z) good standing certificates (or local equivalent) from the respective states where such Material Domestic Subsidiary is incorporated or organized and where the principal place of business of such Material Domestic Subsidiary is located as to its good standing in each such state;

               (c) such Material Domestic Subsidiary shall have delivered to the Administrative Agent an opinion of counsel acceptable to the Administrative Agent; and

               (d) the Administrative Agent shall have received such other documents, certificates and information as the Administrative Agent shall have reasonably requested.

Notwithstanding any provision of this Section 9.9 or any other Credit Document to the contrary, in the event that either (i) the aggregate total assets (as determined in accordance with GAAP) of all Domestic Subsidiaries of the Credit Parties (when taken as a whole) that are not Material Domestic Subsidiaries and are not otherwise Guarantors exceeds $50,000,000, or (ii) the aggregate annual revenues for the most recently ended fiscal years of all Domestic Subsidiaries of the Credit Parties (taken as a whole) that are not Material Domestic Subsidiaries and are not otherwise Guarantors exceeds $10,000,000, the Credit Parties shall cause additional Domestic Subsidiaries to become Guarantors and satisfy the conditions set forth in subsections (a)-(d) of this Section 9.9 such that neither the level of aggregate assets nor the level of aggregate revenues, as the case may be, attributable to such Domestic Subsidiaries that are not Material Domestic Subsidiaries and are not otherwise Guarantors shall no longer exceed the aggregate levels of assets and revenues set forth in clauses (i) and
(ii) of this sentence, respectively.

                       [The first signature page follows.]

        IN WITNESS WHEREOF, Borrower, Guarantors, Lenders, Administrative Agent, Documentation Agent and Syndication Agent have caused this Agreement to be executed as of the day and year first above written.


BORROWER:                                VERITAS SOFTWARE GLOBAL CORPORATION


                                         By: /s/ KEVIN OLSON
                                             ---------------------------------
                                         Name: Kevin Olson
                                              --------------------------------
                                         Title: Treasurer
                                               -------------------------------


                                         By:
                                             ---------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


GUARANTORS:                              VERITAS SOFTWARE CORPORATION


                                         By: /s/ KEVIN OLSON
                                             ---------------------------------
                                         Name: Kevin Olson
                                              --------------------------------
                                         Title: Treasurer
                                               -------------------------------


                                         VERITAS OPERATING CORPORATION


                                         By: /s/ KEVIN OLSON
                                             ---------------------------------
                                         Name: Kevin Olson
                                              --------------------------------
                                         Title: Treasurer
                                               -------------------------------


                                         OPENVISION INTERNATIONAL, INC.


                                         By: /s/ KEVIN OLSON
                                             ---------------------------------
                                         Name: Kevin Olson
                                              --------------------------------
                                         Title: Treasurer
                                               -------------------------------

                                         LENDER AND ADMINISTRATIVE AGENT:

LENDERS:                                 ABN AMRO BANK N.V.

                                         By: /s/ JAMIE DILLON
                                             ---------------------------------
                                         Name: Jamie Dillon
                                              --------------------------------
                                         Title: Senior Vice President
                                               -------------------------------


                                         By: /s/ NIA MILLER
                                             ---------------------------------
                                         Name: Nia Miller
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------

                                         LENDER AND DOCUMENTATION AGENT:

                                         CREDIT SUISSE FIRST BOSTON


                                         By: /s/ MARK HERON
                                             ---------------------------------
                                         Name: Mark Heron
                                              --------------------------------
                                         Title: Asst Vice President
                                               -------------------------------


                                         By: /s/ WILLIAM S. LUTKINS
                                             ---------------------------------
                                         Name: William S. Lutkins
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------

                                      LENDER AND SYNDICATION AGENT:

                                      CREDIT LYONNAIS LOS ANGELES BRANCH


                                      By: /s/ DIANNE M. SCOTT
                                         ------------------------------------
                                      Name: Dianne M. Scott
                                           ----------------------------------
                                      Title: First Vice President and Manager
                                            ---------------------------------

                                   THE FUJI BANK, LIMITED


                                   By: /s/ MASAHITO FUKUDA
                                       ----------------------------------------
                                   Name: Masahito Fukuda
                                         --------------------------------------
                                   Title: Senior Vice President and Group Head
                                          -------------------------------------

                                         AIB INTERNATIONAL FINANCE


                                         By: /s/ BRIAN McGIRR
                                             ---------------------------------
                                         Name: Brian McGirr
                                              --------------------------------
                                         Title: Director
                                               -------------------------------

                                         DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                                         CAYMAN ISLANDS BRANCH


                                         By: /s/ SHERYL L. PAYNTER
                                             ---------------------------------
                                         Name: Sheryl L. Paynter
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------


                                         By: /s/ CHRISTOPH A. KOCH
                                             ---------------------------------
                                         Name: Christoph A. Koch
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------

                                         THE SUMITOMO BANK, LIMITED


                                         By: /s/ AZAR SHAKERI
                                             ---------------------------------
                                         Name: Azar Shakeri
                                              --------------------------------
                                         Title: Vice President and Manager
                                               -------------------------------

                                         COMERICA BANK - CALIFORNIA


                                         By: /s/ ROBERT E. WAYS
                                             ---------------------------------
                                         Name: Robert E. Ways
                                              --------------------------------
                                         Title: A.V.P.
                                               -------------------------------

                                         FLEET NATIONAL BANK


                                         By: /s/ WILLIAM S. ROWE
                                             ---------------------------------
                                         Name: William S. Rowe
                                              --------------------------------
                                         Title: Assistant Vice President
                                               -------------------------------

                                                   WELLS FARGO BANK N.A.


                                         By: /s/ ERIC HOUSER
                                             ---------------------------------
                                         Name: Eric Houser
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------

                                                   BNP Paribas


                        By: /s/ GAVIN S. HOLLES    /s/ STUART DARBY
                            -----------------------------------------------
                        Name: Gavin S. Holles      Stuart Darby
                              ---------------------------------------------
                        Title: Vice President      Assistant Vice President
                              ---------------------------------------------

                                                   KEYBANK NATIONAL ASSOCIATION


                                         By: /s/ MARY K. YOUNG
                                             ---------------------------------
                                         Name: Mary K. Young
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------

                                   SCHEDULE I

                                     LENDERS

                              PART A - COMMITMENTS



         NAME OF LENDERS                REVOLVING CREDIT             PERCENT (%)
         ---------------                ----------------             -----------
ABN AMRO Bank N.V.                       $7,982,503.29              15.96500656%
Credit Suisse First Boston               $5,430,000.00              10.86000000%
Credit Lyonnais Los Angeles Branch       $5,119,453.92              10.23890785%
The Fuji Bank, Limited                   $2,000,000.00               4.00000000%
AIB International Finance                $1,706,484.64               3.41296928%
Deutsche Bank AG New York Branch         $5,631,399.32              11.26279863%
  and/or Cayman Islands Branch
The Sumitomo Bank, Limited               $2,625,039.38               5.25007876%
Comerica Bank - California               $5,000,000.00              10.00000000%
Fleet National Bank                      $4,266,211.60               8.53242321%
Wells Fargo Bank N.A.                    $1,706,484.64               3.41296929%
BNP Paribas                              $4,266,211.60               8.53242321%
KeyBank National Association             $4,266,211.60               8.53242321%

        TOTAL                            $50,000,000.00            100.00000000%



                                  SCHEDULE I-1

                            PART B - ADDRESSES, ETC.

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
ABN AMRO BANK N.V.                                  $7,982,503.29 / 15.96500656%

CREDIT CONTACT:

ABN AMRO Bank N.V.
135 S. LaSalle Street, Suite 740
Chicago, Illinois 60603



                                  SCHEDULE I-2

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
CREDIT SUISSE FIRST BOSTON                          $5,430,000.00 / 10.86000000%

CREDIT CONTACT:

Name:          Robert Hetu, Vice President
Address:       Credit Suisse First Boston
               Eleven Madison Avenue
               New York, NY  10010
Phone:         212-325-4542
Fax:           212-325-8309
E-Mail:        robert.hetu@csfb.com

BACK-UP CREDIT CONTACT:

Name:          Janko Gogija
Address:       Credit Suisse First Boston
               Eleven Madison Avenue
               New York, NY  10010
Phone:         212-325-0699
Fax:           212-325-8319
E-Mail:        janko.gogija@cfsb.com

OPERATIONS CONTACT:

Name:          Lai Chung
Address:       Credit Suisse First Boston
               5 World Trade Center
               New York, NY  10048
Phone:         (212) 322-1791
Fax:           (212) 355-0593
E-Mail:        lai.chung@csfb.com

WIRING INSTRUCTIONS:

Name of Credit Bank:  The Bank of New York
                      One Wall Street
                      New York, NY  10008
ABA Routing #:        021 000 018
Account #:            890-0328-262
Account Name:         CSFB NY Loan Clearing


                                  SCHEDULE I-3

Reference:            Veritas Corp.





                                  SCHEDULE I-4

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
CREDIT LYONNAIS LOS ANGELES BRANCH                  $5,119,453.92 / 10.23890785%

CREDIT CONTACT:

Name:          Rita Raychaudhuri, Vice President
Address:       Credit Lyonnais Los Angeles Branch
               515 South Flower Street, Suite 200
               Los Angeles, CA  90071
Phone:         (213) 362-8954
Fax:           (213) 623-3437
E-Mail:        Raychaudhuri@clamericas.com

OPERATIONS CONTACT:

Name:          Penny Chu, Operations Assistant
Address:       Credit Lyonnais Los Angeles Branch
               515 South Flower Street, Suite 200
               Los Angeles, CA  90071
Phone:         (213) 362-5905
Fax:           (213) 623-3437
E-Mail:        Chu@clamericas.com

WIRING INSTRUCTIONS:

Name of Credit Bank:  Federal Reserve Bank of New York
Account Name:         Credit Lyonnais New York
ABA:                  026008073
In Favor Of:          Credit Lyonnais Los Angeles Branch
Attention:            Loan Servicing
Reference:            Veritas Software



                                  SCHEDULE I-5

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
THE FUJI BANK, LIMITED                               $2,000,000.00 / 4.00000000%


CREDIT CONTACT:

Name:          Mano Mylvaganam
Address:       333 South Hope Street, 39th Floor
               Los Angeles, CA  90071
Phone:         (213) 253-4130
Fax:           (213) 253-4178
E-Mail:        _____________

OPERATIONS CONTACT:

Name:          Sandy Walker
Address:       333 South Hope Street, 39th Floor
               Los Angeles, CA  90071
Phone:         (213) 253-4136
Fax:           (213) 253-4178
E-Mail:        _____________

WIRING INSTRUCTIONS:

Name of Credit Bank:    Bankers Trust Company
City, State:            New York, NY
ABA #:                  021001033
For Further Credit to:  The Fuji Bank, Limited, Los Angeles Agency
Account #:              04402840
Attention:              Loan Administration
Reference:              Veritas Software




                                  SCHEDULE I-6

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
AIB INTERNATIONAL FINANCE                            $1,706,484.64 / 3.41296928%


CREDIT CONTACT:

Name:          Catherine Malee/Patrick Lynam
Address:       Corporate Banking
               AIB International Centre, IFSC, Dublin 1
Phone:         353-1-6417920
Fax:           353-1-6797129
E-Mail:        catherine.m.malee@aib.ie/patrick.j.lynam@aib.ie

OPERATIONS CONTACT:

Name:          Lynda O'Callaghan
Address:       Business Support
               AIB Bankcentre, Ballsbridge, Dublin 4
Phone:         353-1-6412020
Fax:           353-1-6603529
E-Mail:        _________________

WIRING INSTRUCTIONS:

Name of Credit Bank:  Chase Manhattan Bank
City, State:          New York
Method of Payment:    SSWIFTCODE:        CHAS US33
                      ESWIFTCODE:        AIB KIE 2D
                      CHAPS NO.:         041833
Account #:            001-1-599-907
Attention:            Lynda O'Callaghan



                                  SCHEDULE I-7

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
DEUTSCHE BANK AG NEW YORK BRANCH AND/OR             $5,631,399.32 / 11.26279863%
CAYMAN ISLANDS BRANCH

CREDIT CONTACT:

Name:          Sheryl Paynter, Vice President
Address:       Deutsche Bank AG
               New York Branch
               31 W 52nd Street
               New York, NY  10019
Phone:         212-469-3829
Fax:           212-469-8212
E-Mail:        sheryl.paynter@db.com

OPERATIONS CONTACT:

Name:          Claudia Zou, Account Administrator
Address:       Deutsche Bank AG
               New York Branch
               31 W 52nd Street
               New York, NY  10019
Phone:         212-469-4094
Fax:           212-469-4138/4139
E-Mail:        ________________

DOCUMENTATION CONTACT:

Name:          Christopher Clausen, Director In Counsel
Address:       Legal Department
               Deutsche Bank AG New York Branch
               31 W 52nd Street
               New York, NY  10019
Phone:         212-469-8190
Fax:           212-469-8173
E-Mail:        ____________

WIRING INSTRUCTIONS:

Name of Credit Bank:  Deutsche Bank AG New York Branch
ABA #:                026003780


                                  SCHEDULE I-8

Ref for principal and interest:     "...principal and/or interest"
Ref for Fees:                       "...fees"






                                  SCHEDULE I-9

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
THE SUMITOMO BANK, LIMITED                           $2,625,039.38 / 5.25007876%

CREDIT CONTACT:

Name:          San Topham
Address:       555 California Street, Suite 3350
               San Francisco, CA  94104
Phone:         415-616-3010
Fax:           415-362-6527
E-Mail:        ____________

BACK-UP CREDIT CONTACT:

Name:          Azar Shakeri
Address:       555 California Street, Suite 3350
               San Francisco, CA  94104
Phone:         415-616-3003
Fax:           415-362-6527
E-Mail:        azar_shakeri@sumitomobank.com

OPERATIONS CONTACTS:

Name:          Claire Kowalski or Courtney Whitlock
Address:       277 Park Avenue
               New York, NY  10172
Telephone:     (212) 224-4278 or (212) 224-4083
Fax:           (212) 224-5197
E-Mail:        ____________

WIRING INSTRUCTIONS:

Name of Credit Bank:  Citibank, N.A.
City, State:          New York, NY
ABA #:                021000089
Account Name:         The Sumitomo Bank, Limited, New York Branch
Account #:            36023837
Attention:            Loan Operations




                                 SCHEDULE I-10

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
COMERICA BANK - CALIFORNIA                          $5,000,000.00 / 10.00000000%


CREDIT CONTACT:

Name:          Robert E. Ways
Address:       800 Oak Grove Avenue
               Menlo Park, CA  94025
Phone:         650-462-6056
Fax:           650-462-6058
E-Mail:        rob_ways@comerica.com

OPERATIONS CONTACT:

Name:          Robert E. Ways
Address:       800 Oak Grove Avenue
               Menlo Park, CA  94025
Phone:         650-462-6056
Fax:           650-462-6058
E-Mail:        rob_ways@comerica.com

WIRING INSTRUCTIONS:

Name of Credit Bank:    Comerica Bank - California
City, State:            San Jose, CA
ABA #:                  121137522
For Further Credit To:  Veritas Software Corporation
Account #:              To Be Determined
Attention:              Rob Ways




                                 SCHEDULE I-11

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
FLEET NATIONAL BANK                                  $4,266,211.60 / 8.53242321%


CREDIT CONTACT:

Name:          William S. Rowe
Address:       100 Federal Street
               Boston, MA  02110
Phone:         617-434-6196
Fax:           617-434-0819
E-Mail:        William_s_rowe@fleet.com

OPERATIONS CONTACT:

Name:          Colleen Quigley
Address:       100 Federal Street
               Boston, MA  02110
Phone:         (617) 434-5281
Fax:           (617) 434-1709
E-Mail:        ____________


WIRING INSTRUCTIONS:

Name of Credit Bank:    Fleet National Bank
City, State:            Boston, MA
ABA #:                  011-000-138
For Further Credit To:  Commercial Loan in Process
Account #:              1510351-03156
Reference:              Veritas Software





                                 SCHEDULE I-12

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
WELLS FARGO BANK N.A.                                $1,706,484.64 / 3.41296929%

CREDIT CONTACT:

Name:          Eric C. Houser
Address:       400 Hamilton Avenue
               Palo Alto, CA  94301
Phone:         650-855-7684
Fax:           650-328-0814
E-Mail:        Houser@wellsfargo.com

OPERATIONS CONTACT:

Name:          Rosanna Roxes
Address:       201 3rd Street, 8th Floor
               San Francisco, CA  94106
Phone:         415-477-5390
Fax:           415-979-0675
E-Mail:        ____________

WIRING INSTRUCTIONS:

Name of Credit Bank:    Wells Fargo Bank N.A.
City, State:            San Francisco, CA
ABA #:                  121000248
For Further Credit To:  Veritas Software Corporation
Account #:              GL #2712-507201
Attention:              Loan Accounting/Rosanna Roxes




                                 SCHEDULE I-13

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
BNP Paribas                                          $4,266,211.60 / 8.53242321%


CREDIT CONTACT:

Name:          Gavin Holles
Address:       180 Montgomery Street
               San Francisco, CA 94104
Phone:         (415) 956-0707 x1322
Fax:           (415) 434-4912
E-Mail:


ADMINISTRATIVE CONTACTS:

Name:          Donald A. Hart/George Fung
Address:       Banque Nationale de Paris
               180 Montgomery Street
               San Francisco, CA 94104
Phone:         (415) 772-1370/(415) 772-1378
Fax:           (415) 989-9041
E-Mail:        ____________



WIRING INSTRUCTIONS:

Name of Credit Bank:    Federal Reserve Bank of New York
City, State:            BNP San Francisco
ABA #:                  14334000176
For Further Credit To:  Veritas Software
Account #:
Attention:              Peggy Tatum




                                 SCHEDULE I-14

                                                     REVOLVING CREDIT COMMITMENT
NAME AND ADDRESS OF LENDER                               AMOUNT / PERCENTAGE
--------------------------                           ---------------------------
KEYBANK NATIONAL ASSOCIATION                         $4,266,211.60 / 8.53242321%


CREDIT CONTACT:

Name:          Mary K. Young
Address:       KeyBank National Association
               700 Fifth Avenue, 46th Floor
               Seattle, WA  98104
Phone:         (206) 684-6082
Fax:           (206) 684-6035
Email:         mary_k_young@keybank.com







                                 SCHEDULE I-15